INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THIS PROSPECTUS SUPPLEMENT BECOMES FINAL. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                FILED PURSUANT TO RULE 424(b)(5)
                                                FILE NOS. 33-97608 AND 333-14983
                 SUBJECT TO COMPLETION, DATED DECEMBER 4, 1996
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 4, 1996)
                  OLYMPIC AUTOMOBILE RECEIVABLES TRUST, 1996-D

   $            % CLASS A-1 MONEY MARKET AUTOMOBILE RECEIVABLES-BACKED NOTES
$            % CLASS A-2 AUTOMOBILE RECEIVABLES-BACKED NOTES
$            % CLASS A-3 AUTOMOBILE RECEIVABLES-BACKED NOTES
$            % CLASS A-4 AUTOMOBILE RECEIVABLES-BACKED NOTES
$            % CLASS A-5 AUTOMOBILE RECEIVABLES-BACKED NOTES
$            % AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES

                       OLYMPIC RECEIVABLES FINANCE CORP.
                                    (SELLER)

                                     [LOGO]

                                   (SERVICER)

    Olympic Automobile Receivables Trust, 1996-D (the "Trust") will be formed pursuant to a Trust Agreement, to be dated as of December 1, 1996, among Olympic Receivables Finance Corp. (the "Seller"), a wholly owned subsidiary of Olympic Financial Ltd. ("Olympic Financial"), Olympic First GP Inc., a wholly owned subsidiary of Olympic Financial, Olympic Second GP Inc., a wholly owned subsidiary of Olympic Financial, Financial Security Assurance Inc. ("Financial Security") and Mellon Bank (DE), National Association, as Owner Trustee. The
Trust will issue $          aggregate principal amount of     % Class A-1 Money
Market Automobile Receivables-Backed Notes (the "Class A-1 Notes"), $
aggregate principal amount of    % Class A-2 Automobile Receivables-Backed Notes
(the "Class A-2 Notes"), $          aggregate principal amount of     % Class
A-3 Automobile Receivables-Backed Notes (the "Class A-3 Notes"),
$            aggregate principal amount of     % Class A-4 Automobile
Receivables-Backed Notes (the "Class A-4 Notes") and $          aggregate
principal amount of    % Class A-5 Automobile Receivables-Backed Notes (the
"Class A-5 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes"), pursuant to an Indenture, to be dated as of December 1, 1996 (the "Indenture"), among the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee and
Indenture Collateral Agent. The Trust will also issue $          aggregate
principal amount of     % Automobile Receivables-Backed Certificates (the
"Certificates"). The Certificates and the Notes are referred to herein collectively as the "Securities." The assets of the Trust will include a pool of retail installment sales contracts and promissory notes (the "Receivables") purchased by Olympic Financial from motor vehicle dealers and secured by new and used automobiles and light trucks, certain monies paid or payable thereunder after December , 1996 (the "Initial Cutoff Date"), an assignment of Olympic Financial's security interests in vehicles financed thereby, monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, and certain other property, as more fully described herein. The aggregate principal balance of the Receivables on the Initial Cutoff Date is
expected to be approximately $          . Additional retail installment sales
contracts and promissory notes (the "Subsequent Receivables") will be purchased by the Trust from the Seller from time to time on or before the February 1997 Distribution Date, from the Pre-Funded Amount (as defined herein) then on deposit in the Pre-Funding Account. The Notes will be secured by the assets of the Trust pursuant to the Indenture.
                                                   (CONTINUED ON FOLLOWING PAGE)

    FULL AND TIMELY PAYMENT OF THE NOTEHOLDERS' DISTRIBUTABLE AMOUNT AND THE
                  CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT ON
EACH DISTRIBUTION DATE IS UNCONDITIONALLY AND IRREVOCABLY GUARANTEED PURSUANT TO
                                   FINANCIAL
                     GUARANTY INSURANCE POLICIES ISSUED BY

                                     [LOGO]
FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE S-16 HEREIN AND AT
                 PAGE 10 IN THE ACCOMPANYING PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT INTERESTS IN,
 THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN OLYMPIC
                                   FINANCIAL,
                     THE SELLER OR ANY AFFILIATE OF EITHER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------------------
                                                                         PRICE TO THE    UNDERWRITING DISCOUNTS   PROCEEDS TO THE
                                                                          PUBLIC (1)        AND COMMISSIONS       COMPANY (1)(2)
---------------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note....................................................                %                  %                     %
Per Class A-2 Note....................................................                %                  %                     %
Per Class A-3 Note....................................................                %                  %                     %
Per Class A-4 Note....................................................                %                  %                     %
Per Class A-5 Note....................................................                %                  %                     %
Per Certificate.......................................................                %                  %                     %
Total.................................................................  $                    $                    $
---------------------------------------------------------------------------------------------------------------------------------

(1) PLUS ACCRUED INTEREST, IF ANY, FROM AND INCLUDING DECEMBER   , 1996.
(2) BEFORE DEDUCTING ESTIMATED EXPENSES OF $       PAYABLE BY THE SELLER.

    THE NOTES AND THE CERTIFICATES ARE BEING OFFERED BY THE UNDERWRITERS WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO VARIOUS CONDITIONS, INCLUDING THEIR RIGHT TO REJECT ORDERS IN WHOLE OR IN PART. IT IS EXPECTED THAT THE NOTES AND THE CERTIFICATES WILL BE READY FOR DELIVERY THROUGH THE SAME DAY FUNDS SETTLEMENT SYSTEM OF THE DEPOSITORY TRUST COMPANY ON OR ABOUT
DECEMBER   , 1996.
DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                               BEAR, STEARNS & CO. INC.

                                                               J.P. MORGAN & CO.

                THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER  , 1996.

    (CONTINUED FROM PREVIOUS PAGE)

    Interest on each class of Notes will accrue at the per annum interest rates specified above. Interest on the Notes will be payable on the fifteenth day of each month (or, if the fifteenth day is not a Business Day, the next following Business Day) (each, a "Distribution Date"), commencing January 15, 1997. Principal of the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal will be payable on the Class A-3 Notes until the Class A-2 Notes have been paid in full, no principal will be payable on the Class A-4 Notes until the Class A-3 Notes have been paid in full and no principal will be payable on the Class A-5 Notes until the Class A-4 Notes have been paid in full. It is a condition of issuance that the Class A-1 Notes be rated A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and P-1 by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"), and that the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes be rated AAA by S&P and Aaa by Moody's. The ratings by S&P of the Notes will be issued without regard to the benefit afforded by a financial guaranty insurance policy (the "Note Policy") issued by Financial Security. The rating by Moody's of the Class A-1 Notes will be substantially based on the issuance of the Note Policy by Financial Security, and the rating by Moody's of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will be based on the issuance of the Note Policy by Financial Security.

    The Certificates offered hereby represent fractional undivided interests in
the Trust. Interest at one-twelfth of the Pass-Through Rate of    % per annum
will be distributed to the holders of the Certificates on each Distribution Date. Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date on or after the date on which the Class A-1 Notes have been paid in full. Distributions of interest and principal on the Certificates will be subordinated in priority to payments of interest and principal on the Notes, as described herein. It is a condition of issuance that the Certificates be rated AAA by S&P and Aaa by Moody's on the basis of the issuance by Financial Security of a financial guaranty insurance policy (the "Certificate Policy" and, together with the Note Policy, the "Policies").

    The final scheduled distribution date for the Class A-1 Notes will be the December 1997 Distribution Date (the "Class A-1 Final Scheduled Distribution Date"), the final scheduled distribution date for the Class A-2 Notes will be
the           Distribution Date (the "Class A-2 Final Scheduled Distribution
Date"), the final scheduled distribution date for the Class A-3 Notes will be
the           Distribution Date (the "Class A-3 Final Scheduled Distribution
Date"), the final scheduled distribution date for the Class A-4 Notes will be
the           Distribution Date (the "Class A-4 Final Scheduled Distribution
Date"), the final scheduled distribution date for the Class A-5 Notes will be
the           Distribution Date (the "Class A-5 Final Scheduled Distribution
Date"), and the final scheduled distribution date for the Certificates will be
the           Distribution Date (the "Final Scheduled Distribution Date").
However, payment in full of the Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Class A-5 Notes, to the extent still outstanding, may be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Seller or the Servicer exercises its option to purchase the Receivables. The Seller or the Servicer may purchase the Receivables when the aggregate principal balance of the Receivables has declined to 10% or less of the Original Pool Balance (as defined herein). The Notes will be subject to partial mandatory redemption and the Certificates will be subject to partial mandatory prepayment, at premiums described herein, in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period (as defined herein). The ratings assigned to the Notes and the Certificates by the Rating Agencies do not address the likelihood that the premiums will be paid by the Seller in the event of a partial mandatory redemption or prepayment.

    The Securities initially will be represented by notes and certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein.

    There currently is no secondary market for the Securities. Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. (the "Underwriters") expect, but are not obligated, to make a market in the Securities. There is no assurance that any such market will develop or continue.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           REPORTS TO SECURITYHOLDERS

    Unless and until Definitive Notes or Definitive Certificates are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Norwest Bank Minnesota, National Association, as Indenture Trustee for the Noteholders, and Mellon Bank (DE), National Association as Owner Trustee for the Certificateholders, and Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Description of the Purchase Agreements and the Trust Documents -- Statements to Securityholders" herein and "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Statements to Securityholders" in the accompanying Prospectus. Note Owners and Certificate Owners may receive such reports, upon written request, together with
(i) a certification that they are Note Owners or Certificate Owners, as appropriate, and (ii) payment of any expenses associated with the distribution of such reports, from the Indenture Trustee at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller, Olympic Financial nor Financial Security intends to send any of their respective financial reports to Securityholders (as defined herein). The Trust will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    In addition to the documents described in the accompanying Prospectus under "Incorporation of Certain Documents by Reference," the financial statements of Financial Security included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in the Registration Statement of which this Prospectus and Prospectus Supplement form a part:

(a) Annual Report on Form 10-K for the year ended December 31, 1995,

(b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996,

(c) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, and

(d) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

    All financial statements of Financial Security included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

    The Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to Olympic Receivables Finance Corp., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435,
Attention: Secretary.

    The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Securities offered hereby, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                     SUMMARY OF THE TERMS OF THE SECURITIES

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

Issuer............................  Olympic Automobile Receivables Trust, 1996-D (the
                                    "Trust" or the "Issuer"), a Delaware business trust to
                                    be formed on or about December   , 1996 (the "Closing
                                    Date"), by Olympic Receivables Finance Corp. (the
                                    "Seller") pursuant to a Trust Agreement, dated as of
                                    December 1, 1996 (the "Trust Agreement"), among Olympic
                                    First GP Inc., Olympic Second GP Inc. (together, the
                                    "General Partners"), the Seller, Financial Security and
                                    Mellon Bank (DE), National Association, as Owner Trustee
                                    (the "Owner Trustee").
Seller............................  Olympic Receivables Finance Corp., a wholly owned subsidiary of Olympic Financial. See "The Seller" in the
                                    accompanying Prospectus.
Servicer..........................  Olympic Financial Ltd. ("Olympic Financial" or the
                                    "Servicer"). See "Olympic Financial Ltd." in the
                                    accompanying Prospectus.
Indenture Trustee.................  Norwest Bank Minnesota, National Association (the
                                    "Indenture Trustee"). See "The Notes -- The Indenture
                                    Trustee" in the accompanying Prospectus.
Owner Trustee.....................  Mellon Bank (DE), National Association, as Owner Trustee
                                    under the Trust Agreement. See "Description of the
                                    Purchase Agreements and the Trust Documents -- The Owner
                                    Trustee" in the accompanying Prospectus.
Backup Servicer...................  Norwest Bank Minnesota, National Association (the
                                    "Backup Servicer"). Olympic Financial may be terminated
                                    as Servicer under certain circumstances, at which time
                                    the Backup Servicer will automatically become the
                                    Servicer. See "Description of the Purchase Agreements
                                    and the Trust Documents -- Servicer Termination Events"
                                    and "-- The Backup Servicer" in the accompanying
                                    Prospectus.
The Notes.........................  The Trust will issue     % Class A-1 Money Market
                                    Automobile Receivables-Backed Notes (the "Class A-1
                                    Notes") in the aggregate principal amount of
                                    $          ,     % Class A-2 Automobile
                                    Receivables-Backed Notes (the "Class A-2 Notes") in the
                                    aggregate principal amount of $          ,     % Class
                                    A-3 Automobile Receivables-Backed Notes (the "Class A-3
                                    Notes") in the aggregate principal amount of
                                    $          ,     % Class A-4 Automobile
                                    Receivables-Backed Notes (the "Class A-4 Notes") in the
                                    aggregate principal amount of $          and     % Class
                                    A-5 Automobile Receivables-Backed Notes (the "Class A-5
                                    Notes" and, together with the Class A-1 Notes, the Class
                                    A-2 Notes, the Class A-3 Notes and the Class A-4 Notes,
                                    the "Notes") in the aggregate principal amount of
                                    $          . The Notes will be issued pursuant to an
                                    Indenture, dated as of December 1, 1996, among the
                                    Issuer, the Indenture Trustee and Norwest Bank
                                    Minnesota, National Association, as Indenture Collateral
                                    Agent (the "Indenture Collateral Agent") for the benefit
                                    of Financial Security and the Indenture Trustee on
                                    behalf of the holders of Notes. The Notes

                                    will be offered for purchase in denominations of $1,000
                                    and integral multiples thereof in book-entry form only.
                                    See "Certain Information Regarding the Securities --
                                    Book-Entry Registration" in the accompanying Prospectus.
                                    The Notes will be secured by the assets of the Trust
                                    pursuant to the Indenture.
The Certificates..................  The Trust will issue     % Automobile Receivables-Backed
                                    Certificates (the "Certificates") with an aggregate
                                    initial Certificate Balance (as defined herein) of
                                    $          . The Certificates will represent fractional
                                    undivided interests in the Trust. The Certificates will
                                    be issued pursuant to the Trust Agreement. The
                                    Certificates will be offered for purchase in
                                    denominations of $1,000 and integral multiples thereof
                                    in book-entry form only (other than the Certificates
                                    sold to the General Partners, as described in "The Trust
                                    -- General"). See "Certain Information Regarding the
                                    Securities -- Book-Entry Registration" in the
                                    accompanying Prospectus.
The Receivables...................  The Receivables will consist of retail installment sales contracts and promissory notes purchased from motor
                                    vehicle dealers ("Dealers") by Olympic Financial in the
                                    ordinary course of business and secured by new and used
                                    automobiles and light trucks (the "Financed Vehicles").
                                    On the Closing Date, the Trust will purchase Receivables
                                    (the "Initial Receivables") that are expected to have an
                                    aggregate principal balance of approximately $
                                    as of December  , 1996 (the "Initial Cutoff Date"), from
                                    the Seller pursuant to a Sale and Servicing Agreement,
                                    dated as of December 1, 1996 (the "Sale and Servicing
                                    Agreement"), among the Trust, the Seller, Olympic
                                    Financial, in its individual capacity and as Servicer,
                                    and the Backup Servicer. Following the Closing Date,
                                    pursuant to the Sale and Servicing Agreement, the Seller
                                    will be obligated, subject only to the availability
                                    thereof, to sell, and the Trust will be obligated to
                                    purchase, subject to the satisfaction of certain
                                    conditions set forth therein, additional Receivables
                                    (the "Subsequent Receivables") from time to time during
                                    the Funding Period (as defined below) having an
                                    aggregate principal balance equal to approximately
                                    $          (such amount, as reduced from time to time by
                                    the aggregate principal balance of all Subsequent
                                    Receivables purchased by the Trust, being hereafter
                                    referred to as the "Pre-Funded Amount"). With respect to
                                    each sale of Subsequent Receivables to the Trust, the
                                    Seller will designate as a cutoff date (each, a
                                    "Subsequent Cutoff Date") the date as of which such
                                    Subsequent Receivables are sold to the Trust. Subsequent
                                    Receivables will be conveyed to the Trust on
                                    approximately a monthly basis on dates specified by the
                                    Seller (each date on which Subsequent Receivables are
                                    conveyed being referred to as a "Subsequent Transfer
                                    Date") occurring during the Funding Period. See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents -- Sale and Assignment of Receivables;
                                    Subsequent Receivables" herein.
                                    The Initial Receivables and the Subsequent Receivables
                                    will be selected from retail installment sales contracts
                                    and promissory notes in Olympic Financial's portfolio
                                    based on the criteria

                                    specified in the Sale and Servicing Agreement and
                                    described herein and in the accompanying Prospectus. As
                                    of November 20, 1996 (the "Preliminary Cutoff Date"),
                                    the weighted average annual percentage rate (the "APR")
                                    of the portion of the Initial Receivables originated by
                                    Olympic Financial on or before the Preliminary Cutoff
                                    Date (the "Preliminary Initial Receivables") was
                                    approximately 15.19%, the weighted average remaining
                                    maturity of the Preliminary Initial Receivables was
                                    approximately 65.7 months and the weighted average
                                    original maturity of the Preliminary Initial Receivables
                                    was approximately 66.0 months. No Receivable will have a
                                    scheduled maturity later than March 31, 2004 (the "Final
                                    Scheduled Maturity Date"). The Receivables generally are
                                    or will be prepayable at any time without penalty to the
                                    purchaser or co-purchasers of the Financed Vehicle or
                                    any other person who is or persons who are obligated to
                                    make payments thereunder (each, an "Obligor"). See "The
                                    Receivables Pool" herein and "The Receivables" in the
                                    accompanying Prospectus.
                                    Subsequent Receivables may be originated using credit
                                    criteria different from the criteria applied with
                                    respect to the Initial Receivables and may be of a
                                    different credit quality and seasoning. In addition,
                                    following the transfer of Subsequent Receivables to the
                                    Trust, the characteristics of the entire pool of
                                    Receivables included in the Trust may vary from those of
                                    the Preliminary Initial Receivables. See "Risk Factors
                                    -- The Receivables and the Pre-Funding Account" and "The
                                    Receivables Pool" herein.
                                    The "Aggregate Principal Balance" of the Receivables as
                                    of any Determination Date means the aggregate principal
                                    balance of the Receivables at the end of the preceding
                                    calendar month (a "Monthly Period") (other than (i) any
                                    Receivable that became a Liquidated Receivable during
                                    such Monthly Period and (ii) any Receivable that the
                                    Seller, Olympic Financial or the Servicer has
                                    repurchased with respect to the next Distribution Date),
                                    after giving effect to all payments received from
                                    Obligors for such Monthly Period as of the end of such
                                    Monthly Period.
Trust Property....................  Each Note will represent an obligation of, and each
                                    Certificate will represent a fractional undivided
                                    interest in, the Trust. The Trust's assets (the "Trust
                                    Property") will include, among other things, a pool of
                                    Receivables (the "Receivables Pool") consisting of the
                                    Initial Receivables and the Subsequent Receivables,
                                    certain monies paid or payable under the Initial
                                    Receivables after the Initial Cutoff Date, certain
                                    monies paid or payable under the Subsequent Receivables
                                    after the respective Subsequent Cutoff Dates, an as-
                                    signment of Olympic Financial's security interests in
                                    the Financed Vehicles and of the right to receive
                                    proceeds from claims on certain insurance policies
                                    covering the Financed Vehicles or the Obligors, an
                                    assignment of certain rights of Olympic Financial
                                    against the Dealers originating such Receivables, the
                                    Collection Account, the Pre-Funding Account and certain
                                    other accounts (including all investments therein, all
                                    income from the investment of funds therein and all
                                    proceeds thereof), and certain other rights under the
                                    Trust Documents. The Initial Receivables will be
                                    purchased by

                                    the Seller from Olympic Financial pursuant to one or
                                    more purchase agreements (the "Purchase Agreements")
                                    between the Seller and Olympic Financial on or prior to
                                    the date of issuance of the Securities, and the
                                    Subsequent Receivables will be purchased by the Seller
                                    from Olympic Financial pursuant to one or more purchase
                                    agreements (each, a "Subsequent Purchase Agreement") on
                                    or prior to the applicable Subsequent Transfer Dates.
                                    The Trust Property will also include an assignment of
                                    the Seller's rights under the Purchase Agreements and
                                    the Subsequent Purchase Agreements, including rights
                                    against Olympic Financial upon the occurrence of certain
                                    breaches of representations and warranties thereunder (a
                                    "Repurchase Event"). See "The Trust" and "The Trust
                                    Property" herein. Pursuant to the Indenture, the Trust
                                    Property (other than the Certificate Policy) will be
                                    pledged to the Indenture Collateral Agent for the
                                    benefit of Financial Security and the Indenture Trustee
                                    on behalf of the holders of the Notes.
Terms of the Notes................  The principal terms of the Notes will be as described below:
 A. Distribution Dates............  Payments of interest and principal on the Notes will be made on the fifteenth day of each month or, if the
                                    fifteenth day is not a Business Day, on the next
                                    following Business Day (each, a "Distribution Date")
                                    commencing January 15, 1997. Each reference to a
                                    "Payment Date" in the accompanying Prospectus shall
                                    refer to a Distribution Date. Payments will be made to
                                    holders of record of the Notes (the "Noteholders") as of
                                    the Business Day immediately preceding such Distribution
                                    Date (a "Record Date"). A "Business Day" is a day other
                                    than a Saturday, Sunday or other day on which commercial
                                    banks located in Minneapolis, Minnesota or New York, New
                                    York are authorized or obligated to be closed.
 B. Interest Rates................  The Class A-1 Notes will bear interest at the rate of
                                        % per annum (the "Class A-1 Rate"), the Class A-2
                                    Notes will bear interest at the rate of     % per annum
                                    (the "Class A-2 Rate"), the Class A-3 Notes will bear
                                    interest at the rate of     % per annum (the "Class A-3
                                    Rate"), the Class A-4 Notes will bear interest at the
                                    rate of     % per annum (the "Class A-4 Rate"), and the
                                    Class A-5 Notes will bear interest at the rate of     %
                                    per annum (the "Class A-5 Rate" and, together with the
                                    Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate
                                    and the Class A-4 Rate, the "Interest Rates"). Interest
                                    on the Class A-1 Notes will be calculated on the basis
                                    of the actual days elapsed in each Interest Period and a
                                    360-day year. Interest on the Notes, other than the
                                    Class A-1 Notes, will be calculated on the basis of a
                                    360-day year consisting of twelve 30-day months.
 C. Interest......................  Interest on the outstanding principal amount of the
                                    Notes of each class will accrue at the applicable
                                    Interest Rate from December   , 1996 (in the case of the
                                    first Distribution Date) or from the most recent
                                    Distribution Date on which interest has been paid to but
                                    excluding January 15, 1997 (in the case of the first
                                    Distribution Date) or to but excluding the following
                                    Distribution Date (each, an "Interest Period"). Interest
                                    on the Notes for any Distribution Date due but not paid
                                    on such Distribution Date will be due on the next
                                    Distribution Date together with interest on such amount
                                    at the applicable Interest Rate. The amount of interest
                                    distributable on the Class A-1 Notes
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                                      S-8
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                                    on each Distribution Date will be calculated based upon
                                    the number of days elapsed from and including the most
                                    recent date on which interest has been paid (or, in the
                                    case of the first Distribution Date, interest from and
                                    including December   , 1996 to but excluding January 15,
                                    1997) to but excluding such Distribution Date. The
                                    amount of interest distributable on the Notes other than
                                    the Class A-1 Notes on each Distribution Date will equal
                                    30 days' interest (or, in the case of the first
                                    Distribution Date, interest accrued from and including
                                    December   , 1996 to but excluding January 15, 1997).
                                    See "Description of the Notes -- Payments of Interest"
                                    herein.
 D. Principal.....................  Principal of the Notes will be payable on each
                                    Distribution Date in an amount equal to the Noteholders'
                                    Principal Distributable Amount for the Monthly Period
                                    preceding such Distribution Date. The Noteholders'
                                    Principal Distributable Amount will equal the
                                    Noteholders' Percentage of an amount equal to the sum of
                                    the following amounts with respect to the related
                                    Monthly Period: (i) that portion of all collections on
                                    Receivables (other than Liquidated Receivables and
                                    Purchased Receivables) allocable to principal, including
                                    full and partial principal prepayments, received during
                                    such Monthly Period, (ii) the principal balance of each
                                    Receivable that became a Liquidated Receivable during
                                    such Monthly Period, (iii) the principal balance of each
                                    Receivable that was repurchased by Olympic Financial or
                                    the Servicer as of the last day of such Monthly Period,
                                    and, at the option of Financial Security, the principal
                                    balance of each Receivable that was required to be, but
                                    was not, so repurchased, (iv) the aggregate amount of
                                    any reduction of the principal balance of a Receivable
                                    as a result of a court order in an insolvency proceeding
                                    and (v) any unpaid portion of the amounts included in
                                    clauses (i), (ii), (iii) and (iv) above with respect to
                                    a prior Distribution Date. See "Description of the
                                    Purchase Agreements and the Trust Documents --
                                    Distributions" herein.
                                    Payments of principal on the Notes will be paid to the
                                    holders of Class A-1 Notes until the principal balance
                                    of the Class A-1 Notes has been reduced to zero, then to
                                    the holders of Class A-2 Notes until the principal
                                    balance of the Class A-2 Notes has been reduced to zero,
                                    then to the holders of Class A-3 Notes until the
                                    principal balance of the Class A-3 Notes has been
                                    reduced to zero, then to the holders of Class A-4 Notes
                                    until the principal balance of the Class A-4 Notes has
                                    been reduced to zero and then to the holders of Class
                                    A-5 Notes until the principal balance of the Class A-5
                                    Notes has been reduced to zero. See "Description of the
                                    Notes -- Payments of Principal."
                                    The outstanding principal amount of the Notes of any
                                    class, to the extent not previously paid, will be
                                    payable on the Final Scheduled Distribution Date for
                                    such class specified on page S-2.
 E. Optional Redemption...........  The Class A-5 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any
                                    Distribution Date on which the Seller or the Servicer
                                    exercises its option to purchase the Receivables, which,
                                    subject to certain provisions in the Sale and Servicing
                                    Agreement, can occur after the Aggregate Principal Bal-
                                    ance declines to 10% or less of the Original Pool
                                    Balance, at a
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                                      S-9
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                                    redemption price equal to the unpaid principal amount of
                                    the Notes of each such class plus accrued and unpaid
                                    interest thereon. See "Description of the Notes --
                                    Optional Redemption" herein. The "Original Pool Balance"
                                    will equal the sum of (i) the Aggregate Principal
                                    Balance as of the Initial Cutoff Date plus (ii) the
                                    aggregate principal balances of all Subsequent
                                    Receivables added to the Trust as of their respective
                                    Subsequent Cutoff Dates.
 F. Mandatory Redemption..........  Each class of Notes will be redeemed in part on the
                                    Distribution Date on or immediately following the last
                                    day of the Funding Period in the event that any portion
                                    of the Pre-Funded Amount remains on deposit in the
                                    Pre-Funding Account after giving effect to the purchase
                                    of all Subsequent Receivables, including any such
                                    purchase on such date (a "Mandatory Redemption"). The
                                    aggregate principal amount of each class of Notes to be
                                    redeemed will be an amount equal to such class's pro
                                    rata share (based on the respective current principal
                                    balance of each class of Notes and the Certificate
                                    Balance) of the Pre-Funded Amount on such date (such
                                    class's "Note Prepayment Amount").
                                    A limited recourse mandatory prepayment premium (the
                                    "Note Prepayment Premium") will be payable by the Trust
                                    to the Noteholders if the Pre-Funded Amount at the end
                                    of the Funding Period exceeds $100,000. The Note
                                    Prepayment Premium for each class of Notes will equal
                                    the excess, if any, discounted as described below, of
                                    (i) the amount of interest that would have accrued on
                                    such class's Note Prepayment Amount at the applicable
                                    Interest Rate during the period commencing on and
                                    including the Distribution Date on which such Note
                                    Prepayment Amount is required to be distributed to
                                    Noteholders of such class to but excluding
                                                   , in the case of the Class A-1 Notes,
                                                   , in the case of the Class A-2 Notes,
                                                   , in the case of the Class A-3 Notes,
                                                   , in the case of the Class A-4 Notes and
                                                   , in the case of the Class A-5 Notes,
                                    over (ii) the amount of interest that would have accrued
                                    on the applicable Note Prepayment Amount over the same
                                    period at a per annum rate of interest equal to the bond
                                    equivalent yield to maturity on the Determination Date
                                    preceding such Distribution Date on the United States
                                    Treasury Bill due                , in the case of the
                                    Class A-1 Notes, the     % United States Treasury Note
                                    due                , in the case of the Class A-2 Notes,
                                    the     % United States Treasury Note due
                                                   , in the case of the Class A-3 Notes, the
                                        % United States Treasury Note due                ,
                                    in the case of the Class A-4 Notes and the      % United
                                    States Treasury Note due                , in the case of
                                    the Class A-5 Notes. Such excess shall be discounted to
                                    present value to such Distribution Date at the
                                    applicable yield described in clause (ii) above. The
                                    Trust's obligation to pay the Note Prepayment Premium
                                    shall be limited to funds which are received from the
                                    Seller under the Sale and Servicing Agreement as
                                    liquidated damages for the failure to deliver Subsequent
                                    Receivables. No other assets of the Trust will be
                                    available for the purpose of making such payment. The
                                    Note Policy does not guarantee payment of the Note
                                    Prepayment Amounts or the Note Prepayment Premiums. In
                                    addition, the ratings assigned to
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                                      S-10
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                                    the Notes by the Rating Agencies do not address the
                                    likelihood that the Note Prepayment Amounts or the Note
                                    Prepayment Premiums will be paid.
                                    The Notes may be accelerated and subject to immediate
                                    payment at par upon the occurrence of an Event of
                                    Default under the Indenture. So long as no Insurer
                                    Default shall have occurred and be continuing, an Event
                                    of Default under the Indenture will occur only upon
                                    delivery by Financial Security to the Indenture Trustee
                                    of notice of the occurrence of certain events of default
                                    under the Insurance and Indemnity Agreement, dated as of
                                    December   , 1996 (the "Insurance Agreement"), among
                                    Financial Security, the Trust, the General Partners, the
                                    Seller and Olympic Financial. In the case of such an
                                    Event of Default, the Notes will automatically be
                                    accelerated and subject to immediate payment at par. See
                                    "Description of the Notes -- Events of Default" herein.
                                    The Note Policy does not guarantee payment of any
                                    amounts that become due on an accelerated basis, unless
                                    Financial Security elects, in its sole discretion, to
                                    pay such amounts in whole or in part. See "The Policies
                                    -- The Note Policy" herein.
Terms of the Certificates.........  The principal terms of the Certificates will be as described below:
 A. Distribution Dates............  Distributions with respect to the Certificates will be made on each Distribution Date, commencing January 15,
                                    1997. Distributions will be made to holders of record of
                                    the Certificates (the "Certificateholders" and, together
                                    with the Noteholders, the "Securityholders") as of the
                                    related Record Date.
 B. Pass-Through Rate.............  % per annum (the "Pass-Through Rate") payable monthly at one-twelfth of the annual rate, calculated on the basis
                                    of a 360-day year consisting of twelve 30-day months.
 C. Subordination of
   Certificates...................  The Certificates will not receive any distribution with respect to a Distribution Date until the full amount of
                                    the Noteholders' Distributable Amount with respect to
                                    such Distribution Date has been deposited in the Note
                                    Distribution Account.
 D. Interest......................  On each Distribution Date, the Owner Trustee will distribute to Certificateholders of each class their pro
                                    rata share of interest distributable with respect to
                                    such class of Certificates. Interest in respect of a
                                    Distribution Date will accrue from December   , 1996 (in
                                    the case of the first Distribution Date) or from the
                                    most recent Distribution Date on which interest has been
                                    distributed to but excluding January 15, 1997 (in the
                                    case of the first Distribution Date) or to but excluding
                                    such Distribution Date. Interest on the Certificates for
                                    any Distribution Date due but not paid on such
                                    Distribution Date will be due on the next Distribution
                                    Date together with interest on such amount at
                                    one-twelfth of the Pass-Through Rate. The amount of
                                    interest distributable on the Certificates on each
                                    Distribution Date will equal 30 days' interest (or in
                                    the case of the first Distribution Date, interest
                                    accrued from and including December   , 1996 to but
                                    excluding January 15, 1997) at the Pass-Through Rate on
                                    the Certificate Balance as of the last day of the
                                    preceding calendar month. Distributions of interest on
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                                      S-11
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                                    the Certificates are subordinate to payments of interest
                                    and principal on the Notes, as described above under
                                    "Subordination of Certificates." See "Description of the
                                    Certificates -- Distributions of Interest Income"
                                    herein.
 E. Principal.....................  On each Distribution Date on or after the date on which the Class A-1 Notes have been paid in full, principal of
                                    the Certificates will be payable in an amount equal to
                                    the Certificateholders' Principal Distributable Amount
                                    for the Monthly Period preceding such Distribution Date.
                                    The Certificateholders' Principal Distributable Amount
                                    will equal the Certificateholders' Percentage of an
                                    amount equal to the sum of the following amounts with
                                    respect to the related Monthly Period: (i) that portion
                                    of all collections on Receivables (other than Liquidated
                                    Receivables and Purchased Receivables) allocable to
                                    principal, including full and partial principal
                                    prepayments, received during such Monthly Period, (ii)
                                    the principal balance of each Receivable that became a
                                    Liquidated Receivable during such Monthly Period, (iii)
                                    the principal balance of each Receivable that was
                                    repurchased by Olympic Financial or the Servicer as of
                                    the last day of such Monthly Period, and, at the option
                                    of Financial Security, the principal balance of each
                                    Receivable that was required to be, but was not, so
                                    repurchased, (iv) the aggregate amount of any reduction
                                    of the principal balance of a Receivable as a result of
                                    a court order in an insolvency proceeding and (v) any
                                    unpaid portion of the amounts included in clauses (i),
                                    (ii), (iii) and (iv) above with respect to a prior
                                    Distribution Date. See "Description of the Purchase
                                    Agreements and Trust Documents -- Distributions" herein.
                                    The remaining Certificate Balance, if any, will be
                                    payable in full on the Final Scheduled Distribution
                                    Date.
 F. Optional Prepayment...........  If the Seller or Servicer exercises its option to purchase the Receivables, which, subject to certain
                                    provisions in the Sale and Servicing Agreement, can
                                    occur after the Aggregate Principal Balance declines to
                                    10% or less of the Original Pool Balance, the
                                    Certificateholders will receive an amount in respect of
                                    the Certificates equal to the remaining Certificate
                                    Balance together with accrued interest at the
                                    Pass-Through Rate, and the Certificates will be retired.
 G. Mandatory Prepayment..........  The Certificates will be prepaid in part, on a pro rata basis, on the Distribution Date on or immediately
                                    following the last day of the Funding Period in the
                                    event that any portion of the Pre-Funded Amount remains
                                    on deposit in the Pre-Funding Account after giving
                                    effect to the purchase of all Subsequent Receivables,
                                    including any such purchase on such date (a "Mandatory
                                    Prepayment"). The aggregate principal amount of
                                    Certificates to be prepaid will be an amount equal to
                                    the Certificateholders' pro rata share (based on the
                                    respective current principal balance of each class of
                                    Notes and the Certificate Balance) of the Pre-Funded
                                    Amount (the "Certificate Prepayment Amount").
                                    A limited recourse mandatory prepayment premium (the
                                    "Certificate Prepayment Premium") will be payable by the
                                    Trust to the Certificateholders if the Pre-Funded Amount
                                    at the end of the Funding Period exceeds $100,000. The
                                    Certificate Prepayment Premium will equal the excess, if
                                    any, discounted as described
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                                      S-12
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                                    below, of (i) the amount of interest that would have
                                    accrued on the Certificate Prepayment Amount at the
                                    Pass-Through Rate during the period commencing on and
                                    including the Distribution Date on which such
                                    Certificate Prepayment Amount is required to be
                                    distributed to Certificateholders to but excluding
                                                   over (ii) the amount of interest that
                                    would have accrued on such Certificate Prepayment Amount
                                    over the same period at a per annum rate of interest
                                    equal to the bond equivalent yield to maturity on the
                                    Determination Date preceding such Distribution Date on
                                    the     % United States Treasury Note due
                                                   . Such excess shall be discounted to
                                    present value to such Distribution Date at the yield
                                    described in clause (ii) above. The Trust's obligation
                                    to pay the Certificate Prepayment Premium shall be
                                    limited to funds which are received from the Seller
                                    under the Sale and Servicing Agreement as liquidated
                                    damages for the failure to deliver Subsequent
                                    Receivables. No other assets of the Trust will be
                                    available for the purpose of making such payment. The
                                    Certificate Policy does not guarantee payment of the
                                    Certificate Prepayment Amount or the Certificate
                                    Prepayment Premium. In addition, the ratings assigned to
                                    the Certificates by the Rating Agencies do not address
                                    the likelihood that the Certificate Prepayment Amount or
                                    the Certificate Prepayment Premium will be paid.
Pre-Funding Account...............  During the period (the "Funding Period") from and including the Closing Date until the earliest of (i) the
                                    Determination Date on which (a) the Pre-Funded Amount is
                                    less than $100,000, (b) an Event of Default has occurred
                                    under the Indenture or a Servicer Termination Event has
                                    occurred under the Sale and Servicing Agreement, (c)
                                    certain events of insolvency have occurred with respect
                                    to the Seller or the Servicer or (ii) the close of
                                    business on the February 1997 Distribution Date, the
                                    Pre-Funded Amount will be maintained as an account in
                                    the name of the Indenture Trustee (the "Pre-Funding
                                    Account"). The Pre-Funded Amount is expected to
                                    initially equal approximately $          and, during the
                                    Funding Period, will be reduced by the principal balance
                                    of Subsequent Receivables purchased by the Trust from
                                    time to time in accordance with the Sale and Servicing
                                    Agreement. The Seller expects that the Pre-Funded Amount
                                    will be reduced to less than $100,000 by the February
                                    1997 Distribution Date. Any Pre-Funded Amount remaining
                                    at the end of the Funding Period will be payable to the
                                    Noteholders and Certificateholders pro rata in
                                    proportion to the respective principal balances of each
                                    class of Notes and the Certificates.
Reserve Account...................  During the Funding Period, funds will be held in a
                                    Reserve Account to cover any shortfalls due to
                                    investment earnings on funds in the Pre-Funding Account
                                    being less than the interest due on the Notes and the
                                    Certificates. See "Description of the Purchase
                                    Agreements and the Trust Documents -- Accounts."
The Policies......................  On the Closing Date, Financial Security will issue the
                                    Note Policy to the Indenture Trustee and the Certificate
                                    Policy to the Owner Trustee pursuant to the Insurance
                                    Agreement. Pursuant to the Note Policy, Financial
                                    Security will unconditionally and irrevocably guarantee
                                    to the Noteholders payment of the Noteholders'
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                                      S-13
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
                                    Distributable Amount for each Distribution Date.
                                    Pursuant to the Certificate Policy, Financial Security
                                    will unconditionally and irrevocably guarantee to the
                                    Certificateholders payment of the Guaranteed
                                    Distributions (as defined herein). See "The Policies"
                                    and "Description of the Purchase Agreements and the
                                    Trust Documents -- Distributions" herein.
Collection Account................  Except under certain conditions described herein, the
                                    Servicer will establish one or more accounts in the name
                                    of the Indenture Trustee (the "Collection Account") for
                                    the benefit of Noteholders and Certificateholders. All
                                    payments from Obligors that are received by the Lockbox
                                    Bank on behalf of the Trust will be deposited in the
                                    Collection Account no later than two Business Days after
                                    receipt thereof. Pursuant to the Sale and Servicing
                                    Agreement, the Indenture Trustee will, on each
                                    Distribution Date, withdraw the Available Funds with
                                    respect to such Distribution Date from the Collection
                                    Account and apply such funds to the following (in the
                                    priority indicated):
                                        (i) to the Servicer, the amount the Servicer is
                                    entitled to be reimbursed for prior Monthly Advances,
                                       (ii) to the Owner Trustee and the Indenture Trustee,
                                    any accrued and unpaid trustee fees and any accrued and
                                    unpaid fees of the separate Lockbox Bank, Custodian,
                                    Backup Servicer, Collateral Agent, Indenture Collateral
                                    Agent or Administrator (in each case, to the extent such
                                    fees have not been previously paid by the Servicer or
                                    Olympic Financial),
                                      (iii) to the Servicer, the Servicing Fee for the
                                    related Monthly Period and any overdue Servicing Fees,
                                       (iv) into the Note Distribution Account, the
                                    Noteholders' Interest Distributable Amount,
                                       (v) into the Note Distribution Account, the
                                    Noteholders' Principal Distributable Amount,
                                       (vi) into the Certificate Distribution Account, the
                                    Certificateholders' Interest Distributable Amount and,
                                    after the Class A-1 Notes have been paid in full, the
                                    Certificateholders' Principal Distributable Amount,
                                      (vii) to Financial Security, amounts owing and not
                                    paid to Financial Security under the Insurance Agreement
                                    and
                                      (viii) the remaining balance, if any, to the
                                    Collateral Agent on behalf of Financial Security, the
                                    Indenture Trustee (on behalf of the Noteholders and the
                                    Certificateholders) and the trustees for other trusts
                                    and warehousing facilities established and to be es-
                                    tablished by the Seller.
                                    See "Description of the Purchase Agreements and the
                                    Trust Documents -- Distributions" herein and
                                    "Description of the Purchase Agreements and Trust
                                    Documents -- Collections" in the accompanying
                                    Prospectus.
Tax Status........................  In the opinion of counsel to Olympic Financial, for federal income tax purposes, the Notes will be
                                    characterized as debt, and the Trust will not be
                                    characterized as an association (or a publicly traded
                                    partnership) taxable as a corporation. Each Noteholder,
                                    by the acceptance of a Note, will agree to treat the
                                    Notes as debt. Each Certificateholder, by the acceptance
                                    of a Certificate, will agree to
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                                      S-14
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
                                    treat the Trust as a partnership in which the
                                    Certificateholders are partners for federal income tax
                                    purposes. Alternative characterizations of the Trust and
                                    the Certificates are possible, but would not result in
                                    materially adverse tax consequences to
                                    Certificateholders. See "Certain Federal Income Tax
                                    Consequences" herein.
ERISA Considerations..............  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by
                                    the United States Department of Labor, the acquisition
                                    or holding of Notes by or on behalf of a Benefit Plan
                                    will not cause the assets of the Trust to become plan
                                    assets, thereby generally preventing the application of
                                    certain prohibited transaction rules of the Employment
                                    Retirement Income Security Act of 1974, as amended, and
                                    the Internal Revenue Code of 1986, as amended, that
                                    otherwise could possibly be applicable. The Seller
                                    believes that the Notes should be treated as
                                    indebtedness without substantial equity features for
                                    purposes of such regulation.
                                    The Certificates may not be acquired by any employee
                                    benefit plan, individual retirement account or Keogh
                                    Plan subject to either Title I of the Employee
                                    Retirement Income Security Act of 1974, as amended, or
                                    the Internal Revenue Code of 1986, as amended. See
                                    "ERISA Considerations" herein and in the accompanying
                                    Prospectus.
Legal Investment..................  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the
                                    Investment Company Act of 1940, as amended.
Ratings...........................  It is a condition of issuance that the Class A-1 Notes be rated A-1+ by Standard & Poor's Ratings Services, a
                                    division of The McGraw-Hill Companies, Inc. ("S&P") and
                                    P-1 by Moody's Investors Service, Inc. ("Moody's" and,
                                    together with S&P, the "Rating Agencies"), and the Class
                                    A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the
                                    Class A-5 Notes and the Certificates each be rated AAA
                                    by S&P and Aaa by Moody's. The ratings by S&P of the
                                    Notes will be issued without regard to the benefit
                                    afforded by the Note Policy. The rating by Moody's of
                                    the Class A-1 Notes will be substantially based on the
                                    issuance of the Note Policy by Financial Security, and
                                    the rating by Moody's of the Class A-2 Notes, the Class
                                    A-3 Notes, the Class A-4 Notes and the Class A-5 Notes
                                    will be based on the issuance of the Note Policy by
                                    Financial Security. The ratings by each Rating Agency of
                                    the Certificates will be based on the issuance of the
                                    Certificate Policy by Financial Security. The Rating
                                    Agencies do not evaluate, and the ratings do not
                                    address, the likelihood that the Note Prepayment
                                    Amounts, the Note Prepayment Premiums, the Certificate
                                    Prepayment Amount or the Certificate Prepayment Premium
                                    will be paid. There is no assurance that the ratings
                                    initially assigned to the Notes and the Certificates
                                    will not subsequently be lowered or withdrawn by the
                                    Rating Agencies. See "Risk Factors -- Ratings on
                                    Securities" herein.

                                  RISK FACTORS

    Prospective Noteholders and Certificateholders should consider, in addition to the factors described under "Risk Factors" in the accompanying Prospectus, the following factors in connection with the purchase of the Notes or the
Certificates:

THE RECEIVABLES AND THE PRE-FUNDING ACCOUNT

    On the Closing Date, approximately $          of Initial Receivables will be
transferred to the Trust by the Seller and the approximately $
Pre-Funded Amount will be deposited by the Trust in the Pre-Funding Account. If the principal amount of eligible Receivables originated by Olympic Financial during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders and the Certificateholders as described in the following paragraph. See "-- Trust's Relationship to the Seller and Olympic Financial" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement; (ii) Financial Security (so long as no Insurer Default shall have occurred and be continuing) shall in its sole and absolute discretion have approved the transfer of such Subsequent Receivables to the Trust; (iii) as of the applicable Subsequent Cutoff Date, the Receivables in the Trust, together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables as of the related Subsequent Cutoff Date): (a) the weighted average APR of such Receivables will not be less than one percent less than the weighted average APR of the Preliminary Initial Receivables on the Preliminary Cutoff Date, (b) the weighted average remaining term of such Receivables will not be greater than 67 months nor less than 63 months, (c) not more than 83% of the principal balances of such Receivables will represent used Financed Vehicles, (d) not more than 48% of the Aggregate Principal Balance of such Receivables will represent Receivables originated under Olympic Financial's "Classic" program and (e) not more than 2% of the principal balances of such Receivables will have an APR in excess of 21%, and the Trust, the Indenture Trustee, the Owner Trustee and Financial Security shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through
(e) above; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment (a "Subsequent Transfer Agreement") conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (v) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables; and (vi) the Rating Agencies shall have notified the Seller, the Owner Trustee, the Indenture Trustee and Financial Security in writing that, following the addition of such Subsequent Receivables, the Class A-1 Notes will be rated A-1+ by S&P and P-1 by Moody's, and the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Certificates will each be rated AAA by S&P and Aaa by Moody's. Such confirmation of the ratings of the Notes and the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the Receivables in the Receivables Pool.

    To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust during the Funding Period, the Noteholders and the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to their pro rata share (based on the current principal balance of each class of Notes and the Certificate Balance) of any remaining Pre-Funded Amount following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the original Pre-Funded Amount and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders and to the Certificateholders.

    Each Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement. However, Subsequent Receivables may have been originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. See "The Receivables Pool" herein.

TRUST'S RELATIONSHIP TO THE SELLER AND OLYMPIC FINANCIAL

    Neither the Seller nor Olympic Financial is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables. However, the ability of the Seller to convey Subsequent Receivables on Subsequent Transfer Dates is completely dependent upon the generation of additional receivables by Olympic Financial. If, during the Funding Period, Olympic Financial is unable to generate or does not transfer sufficient Receivables to the Seller, the ability of the Seller to sell Subsequent Receivables to the Trust would be adversely affected. There can be no assurance that Olympic Financial will continue to generate receivables that satisfy the criteria set forth in the Sale and Servicing Agreement at the same rate as in recent months or that Financial Security, in its sole and absolute discretion, will approve any such transfer of Subsequent Receivables. The Trust's obligation to pay prepayment premiums on the Notes and Certificates, if required at the end of the Funding Period, is limited to amounts received from the Seller for that purpose, and the Seller's obligation to pay such amounts is limited to amounts received from Olympic Financial as liquidated damages under the Purchase Agreement. See "Olympic Financial Ltd. -- Recent Developments" herein.

    In connection with each sale of Receivables by Olympic Financial to the Seller and by the Seller to the Trust, each of Olympic Financial and the Seller will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, Olympic Financial is required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. Neither Olympic Financial nor the Seller is otherwise obligated with respect to the Notes or the Certificates. See "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of the Receivables" in the accompanying Prospectus.

SUBORDINATION OF CERTIFICATES; LIMITED ASSETS

    Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Monthly Period until the full amount of interest and principal payable on the Notes on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal before the Distribution Date on which the Class A-1 Notes have been paid in full.

    If the Notes are accelerated following an Event of Default under the Indenture, the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

    The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account, the Reserve Account and the Policies. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and the Reserve Account (as defined herein) and payments of claims made under the Policies. The Pre-Funding Account and the Reserve Account will only be maintained until the Distribution Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide substantial protection against losses on the Receivables. Similarly, although the Policies will be available on each Distribution Date to cover shortfalls in distributions of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount on such Distribution Date, if Financial Security defaults in its obligations under the applicable Policy, the Trust will depend on current distributions on the Receivables to make payments on the Notes and the Certificates. See "Financial Security Assurance Inc." and "The Policies" herein.

RATINGS ON SECURITIES

    It is a condition to the issuance of the Notes and the Certificates that the Class A-1 Notes be rated A-1+ by S&P and P-1 by Moody's, and that the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Certificates each be rated AAA by S&P and Aaa by Moody's. A rating is not a recommendation to purchase, hold or sell Notes or Certificates. The ratings of the Notes and Certificates address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Notes and Certificates do not address, the likelihood that the Note Prepayment Amounts, the Note Prepayment Premiums, the Certificate Prepayment Amount or the Certificate Prepayment Premium will be paid. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Notes and the Certificates were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of Financial Security's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes or the Certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes and the Certificates.

EVENTS OF DEFAULT UNDER THE INDENTURE

    So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by Financial Security to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), Financial Security will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes, and prepayment, in whole or in part, of the Certificates. Following the occurrence of an Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies as necessary to enable the Trust to continue to make payments of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount on each Distribution Date. However, following the occurrence of an Event of Default, Financial Security may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon, and may elect to cause the prepayment, in whole or in part, of the Certificates.

YIELD AND PREPAYMENT CONSIDERATIONS
    The Trust Agreement provides that, in the event that (i) one of the General Partners becomes insolvent, withdraws or is expelled as a General Partner of the Trust or is terminated or dissolved (a "Dissolution Event") and the Owner Trustee is unable to obtain an opinion of counsel satisfactory to Financial Security to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, or (ii) a Dissolution Event occurs with respect to both General Partners, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates following the winding-up of the affairs of the Trust, unless within such 90 days the remaining General Partner (if any) and the Owners of a majority of the remaining principal balance of the Certificates agree in writing to continue the business of the Trust and to the appointment of a successor to the General Partners, and the Owner Trustee is able to obtain the opinion of counsel described above. See "Description of the Purchase Agreements and the Trust Documents -- Termination" in the accompanying Prospectus.

WEIGHTED AVERAGE LIVES OF THE NOTES AND THE CERTIFICATES
    The weighted average lives of the Notes and the Certificates will be influenced by, among other things, the rate at which principal is paid on the Receivables. In general, the weighted average lives of the Notes and the Certificates will be shortened if the level of prepayments of principal of the Receivables increases. The weighted average lives will also depend upon a variety of other factors, including the timing of any changes in the rate of principal prepayments on the Receivables. Accordingly, no assurance can be given as to the weighted average life of any class of Notes or the Certificates. Further, to the extent the prices of the Notes or the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such class of Notes or the Certificates could result in variability in the related yields to maturity.

FINAL SCHEDULED DISTRIBUTION DATES OF THE NOTES AND THE CERTIFICATES
    The Final Scheduled Distribution Date for each class of Notes and the Certificates, which is specified at page S-2 herein, is the date by which the principal thereof is required to be fully paid. The Final Scheduled Distribution Date for each class of Notes and the Certificates has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled Distribution Date without the necessity of a claim on the applicable Policy. However, because (i) some prepayments of the Receivables are likely and (ii) certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled Distribution Date, the actual payment of any class of Notes or the Certificates likely will occur earlier, and could occur significantly earlier, than such class's Final Scheduled Distribution Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes or the Certificates will be earlier than such class's Final Scheduled Distribution Date.

                                USE OF PROCEEDS

    The net proceeds to be received by the Seller from the sale of the Securities will be used to pay to Olympic Financial or a warehouse facility the purchase price for the Receivables, to make the deposits of the Pre-Funded Amount into the Pre-Funding Account and to make the deposit of the Requisite Reserve Amount into the Reserve Account. The net proceeds to be received by Olympic Financial will be used to pay certain warehouse loans, and any additional proceeds will be added to Olympic Financial's general funds and used for its general corporate purposes. See "Olympic Financial Ltd." in the accompanying Prospectus.

                                   THE TRUST

    The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL
    The Issuer, Olympic Automobile Receivables Trust, 1996-D, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The Trust will initially be capitalized with equity equal to $          .
Certificates with an aggregate original Certificate Balance of $        will be
sold to the General Partners, and Certificates representing the remainder of the Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the General Partners, the Seller, the Servicer or their affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in the Pre-Funding Account and the Reserve Account (described under "Description of the Purchase Agreements and the Trust Documents -- Accounts" herein).

    The Trust's principal offices are in Wilmington, Delaware, in care of Mellon Bank (DE), National Association, as Owner Trustee, at the address listed below under "-- The Owner Trustee."

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

Class A-1 Notes.........................  $
Class A-2 Notes.........................  $
Class A-3 Notes.........................  $
Class A-4 Notes.........................  $
Class A-5 Notes.........................  $
Certificates............................  $
                                          ------------
    Total...............................  $
                                          ------------
                                          ------------

THE OWNER TRUSTEE

    Mellon Bank (DE), National Association is the Owner Trustee under the Trust Agreement. Mellon Bank (DE), National Association is a Delaware banking corporation and its principal offices are located at 919 North Market Street, 2nd Floor, Wilmington, Delaware 19801. The Seller and its affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY

    The Trust Property will include, among other things, (i) the Receivables Pool consisting of the Initial Receivables and the Subsequent Receivables; (ii) all monies paid or payable under the Initial Receivables after the Initial Cutoff Date and under the Subsequent Receivables after the respective Subsequent Cutoff Dates; (iii) the Certificate Policy for the benefit of Certificateholders; (iv) such amounts as from time to time may be held in the Lockbox Account, the Collection Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (v) monies on deposit in the Pre-Funding Account and the Reserve Account (as defined herein) (including all investments in such accounts and all income from the investment of the funds therein and all proceeds thereof); (vi) an assignment of the security interests of Olympic Financial in the Financed Vehicles; (vii) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Olympic Financial and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each Receivable from the applicable Dealer to Olympic Financial (the "Dealer Assignments"); (viii) an assignment of the right to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors; (ix) an assignment of the rights of the Seller under the Purchase Agreements and any Subsequent Purchase Agreement; and (x) certain other rights under the Trust Documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents -- Collections" in the accompanying Prospectus.

    Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture the Trust will grant a security interest in the Trust Property (other than the Certificate Policy) in favor of the Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of Financial Security in support of the obligations owing to it under the Insurance Agreement. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreements and the Trust Documents -- Distributions." Financial Security would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes and Certificates.

    Olympic Financial, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, Olympic Financial and the Seller will each file a UCC-1 financing statement in Minnesota to give notice of the Trust's ownership of the Receivables and the related Trust Property.

                              THE RECEIVABLES POOL

GENERAL

    The Receivables Pool will include the Initial Receivables and all amounts due thereunder after the Initial Cutoff Date, and any Subsequent Receivables and all amounts due thereunder after the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date"). Certain information with respect to the Receivables is set forth under the heading "The Receivables" in the accompanying Prospectus.

    All of the Receivables are or will be retail installment sales contracts or promissory notes purchased in the ordinary course of business by Olympic Financial from Dealers who regularly originate and sell such contracts or notes to Olympic Financial. Retail installment sales contracts and promissory notes are hereinafter referred to individually as a "Loan" or collectively as "Loans." The Initial Receivables and the Subsequent Receivables were or will be selected from Olympic Financial's portfolio for inclusion in the Receivables Pool in compliance with several criteria, some of which are set forth below under "-- Selection Criteria." No selection procedures believed by Olympic Financial or by the Seller to be adverse to Securityholders were used or will be used in selecting the Receivables.

    The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, together with the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables as of the related Subsequent Cutoff Date): (i) the weighted average APR of such Receivables will not be less than one percent less than the weighted average APR of the Preliminary Initial Receivables on the Preliminary Cutoff Date; (ii) the weighted average remaining term of such Receivables will not be greater than 67 months nor less than 63 months; (iii) not more than 83% of the principal balances of such Receivables will be attributable to Loans for the purchase of used Financed Vehicles, (iv) not more than 48% of the Aggregate Principal Balance of such Receivables will represent Receivables originated under Olympic Financial's "Classic" program and (v) not more than 2% of the principal balances of such Receivables will have an APR in excess of 21%.

    The aggregate principal balance of the Initial Receivables is expected to be equal to approximately 70% of the aggregate initial principal balance of the Notes and Certificates. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables and the Receivables included in the Initial Receivables originated after the Preliminary Cutoff Date. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR and the geographic distribution described in the following tables, may vary from those of the Preliminary Initial Receivables.

DELINQUENCY, CREDIT LOSS AND REPOSSESSION INFORMATION

    The following tables set forth information relating to Olympic Financial's delinquency, credit loss and repossession experience for each period indicated with respect to all Loans it has purchased and continues to service. This information includes the experience with respect to all Loans in Olympic Financial's portfolio of Loans serviced during each such period, including Loans which do not meet the criteria for selection as a Receivable. At the Preliminary Cutoff Date, the Preliminary Initial Receivables represented approximately 10.8%, by principal balance, of Olympic Financial's portfolio of Loans serviced.

                           DELINQUENCY EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)

                                                                AT DECEMBER 31,
                                    -----------------------------------------------------------------------
                                             1993                    1994                    1995             AT SEPTEMBER 30, 1996
                                    ----------------------  ----------------------  -----------------------  -----------------------
                                      NUMBER                  NUMBER                  NUMBER                   NUMBER
                                        OF                      OF                      OF                       OF
                                      LOANS      BALANCES     LOANS      BALANCES     LOANS      BALANCES      LOANS      BALANCES
                                    ----------  ----------  ----------  ----------  ----------  -----------  ----------  -----------
Servicing Portfolio at End of
 Period...........................     31,928   $ 316,933      74,267   $ 837,095     185,241   $2,267,107     270,759   $3,394,574
Delinquencies
  31-60 days......................        168   $   1,580         393   $   4,142       1,536       17,667       2,948       35,785
  61-90 days......................         49         518         129       1,557         520        5,694       1,014       12,851
  91 days or more.................        104         938         113       1,197         614        6,881       2,012       25,723
                                    ----------  ----------  ----------  ----------  ----------  -----------  ----------  -----------
Total Automobile Loans Delinquent
 31 or More Days..................        321   $   3,036         635   $   6,896       2,670   $   30,242       5,974   $   74,359
Delinquencies as a Percentage of
 Number of Loans and Servicing
 Portfolio at End of Period (2)...       1.01%       0.96%       0.86%       0.82%       1.44%        1.33%       2.21%        2.19%
Amount in Repossession (3)........         27   $     137         102   $     570       1,489   $   17,676       3,331   $   46,520
                                    ----------  ----------  ----------  ----------  ----------  -----------  ----------  -----------
Total Delinquencies and Amount in
 Repossession (2).................        348   $   3,173         737   $   7,466       4,159   $   47,918       9,305   $  120,879
                                    ----------  ----------  ----------  ----------  ----------  -----------  ----------  -----------
                                    ----------  ----------  ----------  ----------  ----------  -----------  ----------  -----------
Total Delinquencies and Amount in
 Repossession as a Percentage of
 Servicing Portfolio at End of
 Period...........................       1.09%       1.00%       0.99%       0.89%       2.25%        2.11%       3.44%        3.56%

------------------------------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Loan. The information in the table includes previously sold Loans which Olympic Financial continues to service.
(2)  Amounts shown do not include Loans which are less than 31 days delinquent.
(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

                  CREDIT LOSS AND REPOSSESSION EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)

                                                              YEAR ENDED DECEMBER 31,              FOR NINE
                                                        -----------------------------------      MONTHS ENDED
                                                           1993        1994        1995      SEPTEMBER 30, 1996(4)
                                                        ----------  ----------  -----------  ---------------------
Average Servicing Portfolio Outstanding During the
 Period...............................................  $ 198,018   $ 528,577   $1,534,720       $ 2,822,414
Average Number of Loans Outstanding During the
 Period...............................................     20,813      49,566      128,783           227,276
Number of Repossessions...............................        267       1,005        5,020            10,146
Repossessions as a Percentage of Average Number of
 Loans Outstanding....................................       1.28%       2.03%        3.90%             5.95%
Gross Charge-Offs (2).................................  $   2,556   $   4,446   $   11,174       $    22,994
Recoveries (3)........................................      1,523         974          838             4,448
                                                        ----------  ----------  -----------      -----------
Net Losses............................................  $   1,033   $   3,472   $   10,336       $    18,546
                                                        ----------  ----------  -----------      -----------
                                                        ----------  ----------  -----------      -----------
Gross Charge-Offs as a Percentage of Average Servicing
 Portfolio............................................       1.29%       0.84%        0.73%             1.09%
Net Losses as a Percentage of Average Servicing
 Portfolio............................................       0.52%       0.66%        0.67%             0.88%

------------------------------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Loan. The information in the table includes previously sold Loans which Olympic Financial continues to service.
(2) Gross charge-offs represent principal amounts which management estimated to be uncollectable after the consideration of anticipated proceeds from the disposition of repossessed assets and selling expenses. When estimating the value of repossessed inventory, Olympic Financial utilizes industry published reports listing retail and wholesale values of used automobiles and determines estimated proceeds within a range that Olympic Financial believes reflects the then current market conditions and Olympic Financial's disposition strategy for such inventory.
(3)  Includes post-disposition amounts received on previously charged off Loans.
(4) Percentage calculations for the nine months ended September 30, 1996 are annualized.

    Olympic Financial believes the rise in delinquency, repossession and annualized net loss rates reflected in the tables above is primarily due to the introduction and expansion of Olympic Financial's Classic Loan program and the seasoning of Olympic Financial's servicing portfolio to include a greater proportion of Loans in the period of highest probability for defaults.

    In February 1996, Olympic Financial elected to increase, over time depending on market conditions, the percentage of its aggregate Loan purchases that may be purchased through the Olympic Financial Classic program up to a limit of 50% of originations. The purposes of Olympic Financial's increased emphasis on the Classic program are to provide it with the opportunity for greater interest rate spreads relative to its previous Loan mix and, as it offers lower dealer participations on Classic Loans, to reduce costs in comparison to its Premier program. Olympic Financial has determined that the pricing advantages and ability to expand its prime lending market under the Classic Loan program offset anticipated increases in delinquency and repossession rates, which Olympic Financial expects to continue to increase as the Classic Loans purchased in 1995 continue to season in 1996. To account for the anticipated increase in delinquency and repossession rates, Olympic Financial has established higher reserves following the introduction of the Classic program and has increased these reserves as the proportion of Classic Loans in its total portfolio has increased. Although the introduction and expansion of the Classic program has contributed to an increase in total portfolio delinquencies and repossession and annualized net loss rates, these increases have been anticipated and are within the reserves established by Olympic Financial.

    Olympic Financial has prepared analyses, based on its own credit experience and available industry data, to identify the relationship between loan delinquency and repossession rates at various stages of a Loan repayment term. The results of these analyses suggest that the probability of a Loan becoming delinquent or going into default is highest during the six to fourteen month period from the date of origination (the "seasoning period"). As expected, therefore, the effect of significant growth in Loan purchasing volume during late 1994 and early 1995 resulted in an increase in delinquencies and repossessions during the last three quarters and is expected to continue to increase in 1996.

    The Loans in Olympic Financial's servicing portfolio include Loans other than the Receivables, including Loans which do not meet the criteria for selection as a Receivable. There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables will be better than, worse than or comparable to the experience set forth above.

SELECTION CRITERIA

    The Preliminary Initial Receivables represent substantially all Loans in Olympic Financial's portfolio, owned and not serviced for others, that (i) were not more than 30 days past due as of the Preliminary Cutoff Date, (ii) did not have a remaining principal balance as of the Preliminary Cutoff Date less than $500.00, (iii) did not have a final scheduled payment date prior to September 1, 1997, and (iv) were otherwise eligible under criteria established by Olympic Financial and Financial Security.

CERTAIN OTHER CHARACTERISTICS

    The Preliminary Initial Receivables (i) had a remaining maturity, as of the Preliminary Cutoff Date, of at least 10 months, but not more than 84 months,
(ii) had an original maturity of at least 12 months, but not more than 84 months, (iii) had an original principal balance of at least $1,072.94 and not more than $50,290.17, (iv) had a remaining principal balance, as of the Preliminary Cutoff Date, of at least $574.07 and not more than $50,290.17 and
(v) had an APR of at least 7.15% and not more than 23.25%. Approximately 21.2% of the Aggregate Principal Balance of the Preliminary Initial Receivables, as of the Preliminary Cutoff Date, was attributable to Loans for the purchase of new Financed Vehicles, and approximately 78.8% of the Aggregate Principal Balance was attributable to loans for the purchase of used Financed Vehicles. The Preliminary Initial Receivables were purchased from more than 3,808 Dealers. Not more than 0.7% of the Aggregate Principal Balance of the Preliminary Initial Receivables as of the Preliminary Cutoff Date was originated by any single Dealer. The ten most significant Dealers, each of whom individually accounted for at least 0.4% of the Aggregate Principal Balance as of the Preliminary Cutoff Date, in the aggregate, originated approximately 4.6% of the Aggregate Principal Balance as of the Preliminary Cutoff Date. Approximately 98.6% of the Preliminary Initial Receivables, by principal balance, are simple interest obligations, and interest on the remaining 1.4% of the Preliminary Initial Receivables is computed on an actuarial basis, with prepayment rebates computed according to the Rule of 78's. Neither the Seller, Olympic Financial nor the Servicer may substitute other Loans for the Receivables at any time during the term of the Sale and Servicing Agreement.

    The composition and distribution by APR and geographic concentration of the Receivables Pool as of the Preliminary Cutoff Date are set forth in the following tables:

               COMPOSITION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

  WEIGHTED
   AVERAGE         AGGREGATE        NUMBER OF      AVERAGE                          WEIGHTED AVERAGE
   APR OF          PRINCIPAL       RECEIVABLES    PRINCIPAL     WEIGHTED AVERAGE   ORIGINAL SCHEDULED
 RECEIVABLES        BALANCE          IN POOL       BALANCE     REMAINING TERM (1)       TERM (1)
-------------  -----------------  -------------  ------------  ------------------  ------------------
     15.19%    $  391,720,106.40       27,317    $  14,339,79     65.7 months         66.0 months

------------------------
(1) Based on Scheduled Payments due after the Preliminary Cutoff Date (in the case of the Weighted Average Remaining Term) and assuming no prepayments on the Preliminary Initial Receivables.

           DISTRIBUTION BY APR OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                                                       PERCENT OF
                                                    NUMBER OF       AGGREGATE           AGGREGATE
APR RANGE (%)                                      RECEIVABLES  PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------------------------------  -----------  -----------------  -------------------
 7.00 to  7.99...................................          30   $      426,363.01           0.11%
 8.00 to  8.99...................................         105        1,754,041.85           0.45%
 9.00 to  9.99...................................         312        5,140,998.50           1.31%
10.00 to 10.99...................................       1,263       21,600,626.25           5.51%
11.00 to 11.99...................................       2,129       35,791,416.30           9.14%
12.00 to 12.99...................................       3,177       52,911,993.08          13.51%
13.00 to 13.99...................................       3,087       49,691,884.59          12.68%
14.00 to 14.99...................................       2,397       36,868,896.50           9.41%
15.00 to 15.99...................................       1,718       24,144,611.84           6.16%
16.00 to 16.99...................................       2,112       30,784,063.31           7.86%
17.00 to 17.99...................................       3,175       44,512,359.55          11.36%
18.00 to 18.99...................................       3,071       41,682,038.97          10.64%
19.00 to 19.99...................................       2,665       27,408,667.40           7.00%
20.00 to 20.99...................................       1,238       12,009,671.06           3.07%
21.00 to 21.99...................................         613        5,244,844.40           1.34%
22.00 to 24.00...................................         225        1,747,629.79           0.45%
                                                   -----------  -----------------         ------
                                                       27,317   $  391,720,106.40         100.00%
                                                   -----------  -----------------         ------
                                                   -----------  -----------------         ------

        GEOGRAPHIC CONCENTRATION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                                                       PERCENT OF
                                                    NUMBER OF       AGGREGATE           AGGREGATE
STATE                                              RECEIVABLES  PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------------------------------  -----------  -----------------  -------------------
Texas............................................       4,691   $   78,001,115.37          19.91%
California.......................................       1,726       25,287,206.29           6.45%
Georgia..........................................       1,639       24,173,055.51           6.17%
Florida..........................................       1,595       23,241,520.51           5.93%
Arizona..........................................       1,400       21,219,002.46           5.42%
Oklahoma.........................................       1,343       19,265,080.58           4.92%
Missouri.........................................       1,207       16,574,720.88           4.23%
Tennessee........................................       1,166       16,164,364.09           4.13%
Colorado.........................................       1,078       15,040,150.23           3.84%
Washington.......................................       1,193       14,846,302.17           3.79%
North Carolina...................................         961       14,290,186.65           3.65%
New York.........................................       1,178       14,140,955.59           3.61%
South Carolina...................................         921       13,130,679.96           3.35%
Oregon...........................................       1,014       12,695,955.45           3.24%
Nevada...........................................         713       10,233,492.04           2.61%
Massachusetts....................................         699        9,010,723.25           2.30%
Minnesota........................................         627        8,077,184.69           2.06%
New Mexico.......................................         503        7,680,318.30           1.96%
Wisconsin........................................         480        6,297,599.68           1.61%
Kentucky.........................................         440        5,949,602.47           1.52%
Illinois.........................................         325        4,455,351.78           1.14%
Connecticut......................................         335        4,413,312.37           1.13%
Utah.............................................         281        3,713,984.71           0.95%
All other states.................................       1,802       23,818,241.37           6.08%
                                                   -----------  -----------------         ------
                                                       27,317   $  391,720,106.40         100.00%
                                                   -----------  -----------------         ------
                                                   -----------  -----------------         ------

                             OLYMPIC FINANCIAL LTD.

    Olympic Financial acquired Loans totalling approximately $39.7 million, $97.9 million, $305.8 million, $743.3 million and $2,052.4 million for the calendar years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively, and $2,009.6 million for the nine months ended September 30, 1996, and maintained, as of September 30, 1996, a servicing portfolio of approximately $3,394.6 million, consisting of approximately $21.1 million of Loans owned and held for sale and approximately $3,373.5 million of Loans serviced in connection with securitization transactions. As of September 30, 1996, approximately 70% of Olympic Financial's servicing portfolio consisted of Loans secured by used vehicles, of which approximately 38% were current model year at the time of origination. As of September 30, 1996, Olympic Financial had total assets of approximately $683.8 million and shareholders' equity of approximately $374.3 million.

RECENT DEVELOPMENTS
    On August 26, 1996, the Board of Directors of Olympic Financial announced that it had received an indication of interest to buy Olympic Financial. In connection with this development, Olympic Financial has engaged Donaldson, Lufkin & Jenrette Securities Corporation to assist the Board of Directors in examining strategic alternatives available to Olympic Financial.

    In an associated development, the Board of Directors of Olympic Financial accepted the resignation of Jeffrey C. Mack as Chairman, President, and Chief Executive Officer and as a member of the Board of Directors. Olympic Financial also announced the appointment of Warren Kantor, an Olympic Financial

Board member, as Chairman of the Executive Committee. Olympic Financial Vice Chairman Scott Anderson, who has been overseeing the day-to-day operations of the business, will continue to do so. There are no further significant management changes anticipated at this time.

    The Board of Directors of Olympic Financial has created a committee to conduct a national search for a new Chief Executive Officer and has retained an executive search firm to assist the committee in its effort.

    On October 16, 1996, Olympic Financial announced that the party that had indicated an interest in buying Olympic Financial and certain other interested parties had elected not to make definitive offers. Olympic Financial also announced that, assisted by Donaldson, Lufkin & Jenrette Securities Corporation, it would continue to examine strategic alternatives available to it. Olympic Financial indicated that any proposal would be evaluated in light of market conditions that prevail at the time of the proposal, and that the Board of Directors had not set a specific price range or terms for an acceptable proposal. There can be no assurance that Olympic Financial will receive any acceptable proposals to buy the company.

    On November 4, 1996, Olympic Financial announced that the Board of Directors had adopted a Shareholder Rights Plan in which Preferred Stock Purchase Rights will be distributed as a dividend to shareholders at the rate of one Right for each share of Common Stock of Olympic Financial held as of the close of business on November 22, 1996. The Rights will expire on October 28, 2006.

                       FINANCIAL SECURITY ASSURANCE INC.

    The following information has been obtained from Financial Security and has not been verified by the Seller, Olympic Financial or the Underwriters. No representation or warranty is made by the Seller, Olympic Financial or the Underwriters with respect thereto.

GENERAL

    Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE
    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial

Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

    Financial Security's claims-paying ability is rated Aaa by Moody's and AAA by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors -- Ratings on Securities" herein.

CAPITALIZATION

    The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1996 (in thousands):

                                                                                    SEPTEMBER 30, 1996
                                                                                    ------------------
                                                                                       (UNAUDITED)
Deferred Premium Revenue
 (net of prepaid reinsurance premiums)............................................    $      358,145
                                                                                    ------------------
Shareholder's Equity:
  Common Stock....................................................................            15,000
  Additional Paid-In Capital......................................................           666,470
  Unrealized Gain on Investments (net of deferred income taxes)...................             2,482
  Accumulated Earnings............................................................           111,231
                                                                                    ------------------
Total Shareholder's Equity........................................................           795,183
                                                                                    ------------------
Total Deferred Premium Reserve
 and Shareholder's Equity.........................................................    $    1,153,328
                                                                                    ------------------
                                                                                    ------------------

    For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION
    Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

    The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. Norwest Bank Minnesota, National Association, a national banking association headquartered in Minneapolis, Minnesota, will be the Indenture Trustee.

PAYMENTS OF INTEREST

    Interest on the principal balance of each class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such class monthly on each Distribution Date, commencing January 15, 1997. Interest will
accrue from and including December   , 1996 (in the case of the first
Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding January 15, 1997 (in the case of the first Distribution Date) or to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Class A-1 Notes will be calculated on the basis of the actual days elapsed in each Interest Period and a 360-day year. Interest on the Notes, other than the Class A-1 Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will be made from Available Funds (as defined herein) after reimbursement of the Servicer for prior Monthly Advances, payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fee. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

PAYMENTS OF PRINCIPAL

    Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of an amount equal to the sum of the following amounts with respect to the related Monthly Period: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, (iii) the principal balance of each Receivable that was repurchased by Olympic Financial or the Servicer as of the last day of such Monthly Period, and, at the option of Financial Security, the principal balance of each Receivable that was required to be, but was not, so repurchased, (iv) the aggregate amount of any reduction of the principal balance of a Receivable as a result of a court order in an insolvency proceeding and (v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and (iv) above with respect to a prior Distribution Date. Principal payments on the Notes will be made from Available Funds after reimbursement of the Servicer for prior Monthly Advances, payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

    Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero, then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero, then to the principal balance of the Class A-3 Notes until such principal balance is reduced to zero, then to the principal balance of the Class A-4 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-5 Notes until such principal balance is reduced to zero. The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date, the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date, the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date, the principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Class A-4 Final Scheduled Distribution Date and the principal balance of the Class A-5 Notes, to the extent not previously paid, will be due on the Class A-5 Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such class, depending on a variety of factors.

MANDATORY REDEMPTION

    Each class of Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current principal balance of each class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount on such date (such class's "Note Prepayment Amount").

    A Note Prepayment Premium will be payable by the Trust to the Noteholders of each class if the Pre-Funded Amount at the end of the Funding Period exceeds $100,000. The Note Prepayment Premium for a class of Notes will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such class's Note Prepayment Amount at the Interest Rate borne by such class of Notes during the period commencing on and including the Distribution Date on which such class's Note Prepayment Amount is required to be distributed to the Noteholders of such class to but excluding
                 , in the case of the Class A-1 Notes,                  , in the
case of the Class A-2 Notes,                  , in the case of the Class A-3
Notes,                  , in the case of the Class A-4 Notes, and
                 , in the case of the Class A-5 Notes, over (ii) the amount of interest that would have accrued on such class's Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
United States Treasury Bill due                  , in the case of the Class A-1
Notes, the     % United States Treasury Note due                  , in the case
of the Class A-2 Notes, the     % United States Treasury Note due
                 , in the case of the Class A-3 Notes, the     % United States
Treasury Note due                  , in the case of the Class A-4 Notes, and the
    % United States Treasury Note due                  , in the case of the
Class A-5 Notes. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment Premiums shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The Note Policy does not guarantee payment of the Note Prepayment Premiums or the Note Prepayment Amounts, although the Note Policy does guarantee payment of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount with respect to each class of Notes on its respective Final Scheduled Distribution Date. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts or the Note Prepayment Premiums will be paid.

OPTIONAL REDEMPTION

    The Class A-5 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Servicer exercises its option to purchase the Receivables. The Seller or the Servicer may purchase the Receivables when the Aggregate Principal Balance has declined to 10% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Purchase Agreements and the Trust Documents -- Termination." Such redemption will effect early retirement of the Notes of each such class. The redemption price will be equal to the unpaid principal amount of the Notes of each such class, plus accrued and unpaid interest thereon (the "Redemption Price").

EVENTS OF DEFAULT

    Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if Financial Security shall have delivered to the Trust and the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of: (i) a demand for payment being made under either of the Policies; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date plus the amount (if any) on deposit in the Reserve Account and certain funds held by the Collateral Agent being less than the sum of the amounts described in clauses 1-8 under "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by Financial Security.

    Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, Financial Security shall have the right, but not the obligation, to cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as Financial Security, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. Financial Security may not, however, cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Note Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies for any shortfalls in the Scheduled Payments on the Notes and the Guaranteed Distributions on the Certificates. Following any Event of Default under the Indenture, Financial Security may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Policies" herein.

    If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying Prospectus under "The Notes -- The Indenture," and the Indenture Trustee will have the rights under the Indenture described therein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME

    On each Distribution Date, commencing January 15, 1997, the Certificateholders will be entitled to distributions in an amount equal to the amount of interest accrued on the Certificate Balance at the Pass-Through Rate. Interest distributable on a Distribution Date will accrue from and including
December   , 1996 (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding January 15, 1997 (in the case of the first Distribution Date) or to but excluding such Distribution Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with interest on such amount at the Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will be made from Available Funds after the reimbursement of the Servicer for prior Monthly Advances, the payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, the payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

    Certificateholders will be entitled to distributions of principal on each Distribution Date on or after the date on which the Class A-1 Notes have been paid in full in an amount equal to the Certificateholders' Percentage of an amount equal to the sum of the following amounts with respect to the related Monthly Period: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, (iii) the principal balance of each Receivable that was repurchased by Olympic Financial or the Servicer as of the last day of such Monthly Period, and, at the option of Financial Security, the principal balance of each Receivable that was required to be, but was not, so repurchased, (iv) the aggregate amount of any reduction of the principal balance of a Receivable as a result of a court order in an insolvency proceeding and (v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and (iv) above with respect to a prior Distribution Date. Distributions with respect to principal payments will be made from Available Funds after reimbursement of the Servicer for prior Monthly Advances, payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

MANDATORY PREPAYMENT

    The Certificates will be prepaid in part, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any purchase on such date (a "Mandatory Prepayment"). The aggregate principal amount of the Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the respective current principal balance of each class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount (the "Certificate Prepayment Amount").

    The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders if the Pre-Funded Amount at the end of the Funding Period exceeds $100,000. The Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on the Certificate Prepayment Amount at the Pass-Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
Certificateholders to but excluding                  , over (ii) the amount of
interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
   % United States Treasury Note due                . Such excess shall be
discounted to present value to such Distribution Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The Certificate Policy does not guarantee payment of the Certificate Prepayment Amount or the Certificate Prepayment Premium, although the Certificate Policy does guarantee payment of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount on the Final Scheduled Distribution Date. In addition, the ratings assigned to the Certificates by the Rating Agencies do not address the likelihood that the Certificate Prepayment Amount or the Certificate Prepayment Premium will be paid.

    Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), Financial Security will have the right, but not the obligation, to cause the liquidation of the Trust Property in whole or in part, on any date or dates as Financial Security, in its sole discretion, shall elect, as described under "Description of the Notes -- Events of Default." Any such liquidation, in whole or in part, may cause a full or partial prepayment of the Certificates.

OPTIONAL PREPAYMENT

    If the Seller or the Servicer exercises its option to purchase the Receivables when the Aggregate Principal Balance declines to 10% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Purchase Agreements and the Trust Documents -- Termination" in the accompanying Prospectus.

TRANSFERS OF CERTIFICATES

    Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

    The following summary describes certain terms of the Purchase Agreements and any Subsequent Purchase Agreement (together, the "Purchase Agreements"), and the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement. A copy of the Purchase Agreements and the Trust Documents will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Purchase Agreements and the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Purchase Agreements and the Trust Documents (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

    The Sale and Servicing Agreement will not permit modifications of Receivables to avoid prepayments by Obligors. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Procedures" in the accompanying Prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

    Certain information with respect to the sale of the Initial Receivables by Olympic Financial to the Seller pursuant to the Purchase Agreements and the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of Receivables" in the accompanying Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an
aggregate principal balance equal to approximately $          (such amount being
equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

    During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Aggregate Principal Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables, (ii) the Class A-1 Holdback Amount (described under "-- Accounts" below), if any, for such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and deposited in the Class A-1 Holdback Subaccount (described under "-- Accounts" below), and
(iii) an amount equal to the aggregate principal balances of such Subsequent Receivables less the Class A-1 Holdback Amount will be withdrawn from the Pre-Funding Account and paid to or upon the order of the Seller.

    Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement; (ii) Financial Security (so long as no Insurer Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust; (iii) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date): (a) the weighted average APR of such Receivables will not be less than one percent less than the weighted average APR of the Preliminary Initial Receivables on the Preliminary Cutoff Date, (b) the weighted average remaining term of such Receivables will not be greater than 67 months nor less than 63 months, (c) not more than 83% of the principal balances of such Receivables will be attributable to Loans for the purchase of used Financed Vehicles, (d) not more than 48% of the Aggregate Principal Balance of such Receivables will represent Receivables originated under Olympic Financial's "Classic" program and
(e) not more than 2% of the principal balances of such Receivables will have an APR in excess of 21%, and the Trust, the Indenture Trustee, the Owner Trustee and Financial Security shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (v) the Class A-1 Holdback Amount, if any, shall have been deposited in the Class A-1 Holdback Subaccount (described under "-- Accounts" below); (vi) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (vii) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and Financial Security in writing that, following the addition of all such Subsequent Receivables, the Class A-1 Notes will be rated A-1+ by S&P and P-1 by Moody's, and the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Certificates will be rated AAA by S&P and Aaa by Moody's.

    Subsequent Receivables may have been originated by Olympic Financial at a later date using credit criteria different from the criteria applied with respect to the Initial Receivables. See "Risk Factors -- The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.

ACCOUNTS

    The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Amount for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Owner Trustee will establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Note Distribution Account and the Certificate Distribution Account are collectively referred to herein as the "Designated Accounts." See "Description of the Purchase Agreements and the Trust Documents -- Collections" in the accompanying Prospectus.

    In addition to the Designated Accounts, the Servicer will also establish and will maintain the Pre-Funding Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

    The Servicer will also establish and maintain an account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Reserve Account. On each Draw Date (as described below) during the Funding Period, if the Available Funds are insufficient to distribute the amounts described in clauses 1-8 under "-- Distributions" below, the Indenture Trustee will withdraw from the Reserve Account the amount of such shortfall (but in no event more than the difference between (i) the amount on deposit in the Reserve Account and (ii) the Requisite Reserve Amount for the related Distribution
Date), and deposit such amount in the Collection Account. On each Subsequent Transfer Date, the Servicer will recalculate the Requisite Reserve Amount, and any funds in the Reserve Account in excess of such amount will be distributed to the General Partners. If the amount in the Reserve Account on such Subsequent Transfer Date is less than the Requisite Reserve Amount, such amount will be transferred to the Reserve Account from the funds that would otherwise be paid to the Seller from the Pre-Funding Account.

    The "Requisite Reserve Amount" as of any date during the Funding Period will equal the product of (i) the difference between (A) the weighted average of the Interest Rates for each class of Notes and the Pass-Through Rate (based on the outstanding principal amount of each class of Notes and the Certificate Balance on such date) and (B) the assumed yield (2.5% per annum) of investments of funds in the Pre-Funding Account, divided by 360, (ii) the Pre-Funded Amount on such date and (iii) the number of days remaining until the Distribution Date in February 1997.

    In addition, on any Subsequent Transfer Date a "Class A-1 Holdback Amount" (as defined in the Sale and Servicing Agreement, and determined by the amount, if any, by which the actual Principal Balance of Subsequent Receivables transferred to the Trust on or prior to such date is less than the amount set forth in a schedule of assumed amounts), if any, will be withheld from funds in the Pre-Funding Account that would otherwise be paid to the Seller on such Subsequent Transfer Date and will be deposited into a subaccount (the "Class A-1 Holdback Subaccount") of the Reserve Account. The Class A-1 Holdback Subaccount is intended to ensure that, notwithstanding a slower than expected delivery of Subsequent Receivables by the Seller during the Funding Period, sufficient funds will be available to retire the Class A-1 Notes on the Class A-1 Final Scheduled Distribution Date. Any funds in the Class A-1 Holdback Subaccount (less the amount, if any, required to be applied to reduce the principal balance of the Class A-1 Notes to zero on the Class A-1 Final Scheduled Distribution Date) will be released to the General Partners on the Distribution Date on which the Class A-1 Notes are paid in full, and funds in the Class A-1 Holdback Subaccount will not be available for any other purpose.

    Funds in the Designated Accounts, the Pre-Funding Account and the Reserve Account will be invested in Eligible Investments, and investment earnings will be added to Available Funds on each Distribution Date.

DISTRIBUTIONS

    On or before the sixth Business Day prior to each Distribution Date (each such date, a "Determination Date"), the Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and each Rating Agency a certificate (the "Servicer's Certificate") setting forth, among other things, the following amounts with respect to the preceding Monthly Period and the related Distribution Date: (i) the amount of funds in the Collection Account allocable to collections on the Receivables in the preceding Monthly Period

(excluding any Monthly Advances and any Purchase Amounts) (the "Collected Funds"); (ii) the Purchase Amount of all Receivables repurchased by Olympic Financial or the Servicer as of the related Deposit Date; (iii) the Monthly Advances made by the Servicer and the amounts which the Servicer is entitled to be reimbursed for prior Monthly Advances; (iv) the amount of Available Funds;
(v) the Noteholders' Interest Distributable Amount; (vi) the Noteholders' Principal Distributable Amount; (vii) the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount; and (viii) the Servicing Fee.

    On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the Available Funds in the following order of priority:

        1. To the Servicer, the amount the Servicer is entitled to be reimbursed for prior Monthly Advances.

        2. To the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the separate Lockbox Bank, Custodian, Backup Servicer, Indenture Collateral Agent, Administrator or Collateral Agent (described below) (in each case, to the extent such fees have not been previously paid by the Servicer or Olympic Financial).

        3.  To the Servicer, the Servicing Fee for the related Monthly Period.

        4. To the Note Distribution Account, the Noteholders' Interest Distributable Amount.

        5. To the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed first to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero, then to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero, then to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero, then to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero and then to the Class A-5 Noteholders in reduction of principal until the principal balance of the Class A-5 Notes has been reduced to zero.

        6. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount.

        7. To the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount.

        8. To Financial Security, any amounts owing to Financial Security under the Insurance Agreement and not paid.

        9. Any Available Funds remaining in the Collection Account after distributing the amounts described above will be payable to the Seller as compensation for obtaining the Policies, paying the premiums thereon and maintaining all necessary related arrangements for the benefit of Financial Security (such compensation, including amounts paid to Financial Security described above, being hereinafter referred to as the "Credit Enhancement Fee"), but shall be transferred to a financial institution acting as collateral agent (the "Collateral Agent") on behalf of Financial Security, the Indenture Trustee and the Owner Trustee and the trustees for other trusts and warehousing facilities established and to be established by the Seller. Unless an Insurer Default has occurred and is continuing, Financial Security will control the disposition of any funds held by the Collateral Agent.

    If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above.

    The following sets forth an example of the application of the foregoing to a hypothetical monthly distribution:

December 1 - December 31                  MONTHLY PERIOD. Scheduled Payments and any prepayments and other collections on the Receivables are received and
                                          deposited into the Collection Account.

January 6...............................  DEPOSIT DATE. On or before this date, Olympic Financial and the Servicer will make required payments of Purchase Amounts to the Collection Account.
January 7...............................  DETERMINATION DATE. On or before this date the Servicer will deposit all Monthly Advances and notify the Indenture
                                          Trustee of, among other things, the amounts available in the
                                          Collection Account and the amounts required to be
                                          distributed on the Distribution Date.
January 10..............................  DRAW DATE. On this date, the Indenture Trustee will withdraw funds, if necessary, from the Reserve Account (during the
                                          Funding Period and subject to the limitation described under
                                          "-- Accounts") and deposit such funds in the Collection
                                          Account. In addition, the Indenture Trustee will make any
                                          required claims under the Note Policy if the funds in the
                                          Note Distribution Account (plus any amounts deposited
                                          therein by the Collateral Agent) are insufficient to pay in full the Noteholders' Distributable Amount. Similarly, the
                                          Owner Trustee will make any required claims under the
                                          Certificate Policy if the funds in the Certificate
                                          Distribution Account (plus any amounts deposited therein by the Collateral Agent) are insufficient to pay in full the
                                          Certificateholders' Distributable Amount.
January 14..............................  RECORD DATE. Distributions on the Distribution Date will be made to Noteholders and Certificateholders of record at the close of business on this date.
January 15..............................  DISTRIBUTION DATE. The Indenture Trustee will reimburse the
                                          Servicer for prior Monthly Advances, pay all accrued and
                                          unpaid trustees' fees and other administrative fees of the
                                          Trust, pay the Servicing Fee and distribute to Noteholders all amounts in the Note Distribution Account. The Owner
                                          Trustee will distribute all amounts in the Certificate
                                          Distribution Account to the Certificateholders. The
                                          Indenture Trustee will pay any amounts owing to Financial
                                          Security and will transfer the Credit Enhancement Fee to the
                                          Collateral Agent.

    For the purposes hereof, the following terms shall have the following meanings:

    "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the Collected Funds, any Purchase Amounts, all Monthly Advances and all earnings from the investment of funds in the Collection Account, the Pre-Funding Account and the Reserve Account during the Monthly Period.

    "CERTIFICATE BALANCE" equals, initially, $         and, thereafter, equals
the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

    "CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

    "CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest on the Certificates that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding the current Distribution Date.

    CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

    "CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, 30 days' interest (or, in the case of the first Distribution Date, interest accrued from and including

December   , 1996 to but excluding January 15, 1997) at the Pass-Through Rate on the Certificate Balance as of the last day of the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date, on the initial Certificate Balance).

    "CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount.

    "CERTIFICATEHOLDERS' PERCENTAGE" means (i) for each Distribution Date prior to and including the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, a percentage equal to 100% minus the Noteholders' Percentage for such Distribution Date.

    "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such Distribution Date.

    "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date), the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the Certificateholders' Principal Distributable Amount will equal the Certificate Balance on such Distribution Date.

    "LIQUIDATED RECEIVABLE" means a Receivable as to which (i) 91 days have elapsed since the Servicer repossessed the related Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) all or some portion of a Scheduled Payment has become more than 180 days past due.

    "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

    "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and a class of Notes, the excess of the Noteholders' Interest Distributable Amount for such class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

    "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each class of Notes for such Distribution Date.

    "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the product of (i)(A) in the case of the Class A-1 Notes, the product of the Class A-1 Rate and a fraction, the numerator of which is the number of days elapsed from and including the most recent date to which interest has been paid (or, in the case of the first Distribution Date, the number of
days from and including December   , 1996 to but excluding January 15, 1997) to
but excluding such Distribution Date and the denominator of which is 360 and (B) in the case of the Notes other than the Class A-1 Notes, one-twelfth of the Interest Rate for such class (or, in the case of the first Distribution Date, the Interest Rate for such class multiplied by a fraction, the numerator of
which is the number of days elapsed from and including December   ,     to but
excluding January 15, 1997) and the denominator of which is 360) and (ii) the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distrbution Date (or in the case of the first Distribution Date, on the Closing Date).

    "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

    "NOTEHOLDERS' PERCENTAGE" means (i) for each Distribution Date to and including the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, 100%, (ii) for each Distribution Date thereafter to and including the Distribution Date on which the principal balance of the Class A-5 Notes is reduced to zero, a percentage, expressed as a fraction, the numerator of which is the aggregate outstanding principal balance of the Notes of all classes on the last day of the related Monthly Period and the denominator of which is the Aggregate Principal Balance (plus any remaining Pre-Funded Amount) as of the last day of the related Monthly Period and (iii) zero for any Distribution Date thereafter.

    "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

    "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and
(iii) the excess of the outstanding principal balance of such class of Notes, if any, over the amounts described in clauses (i) and (ii).

    "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including all full and partial prepayments received during such Monthly Period, (ii) the aggregate unpaid principal balance of all Receivables (other than the Purchased Receivables) that became Liquidated Receivables during the Monthly Period, (iii) the aggregate principal balances of all Receivables that became Purchased Receivables as of the last day of the prior Monthly Period, and, at the option of Financial Security, the principal balance of each Receivable that was required to be, but was not, so repurchased and (iv) the aggregate amount of any reductions in the principal balance of Receivables as a result of a court order in an insolvency proceeding.

    "PURCHASED RECEIVABLE" means a Receivable (i)(A) that Olympic Financial or the Seller has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Olympic Financial or the Seller of a representation or warranty made by Olympic Financial or the Seller with respect to such Receivable or (B) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Receivable and (ii) as to which the related Purchase Amount has been deposited in the Collection Account by Olympic Financial, the Seller or the Servicer, as the case may be, on or before the related Deposit Date.

STATEMENTS TO SECURITYHOLDERS

    On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and to the Owner Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

        (i) the amount of the distribution allocable to interest on or with respect to the Notes and the Certificates;

        (ii) the amount of the distribution allocable to principal on or with respect to the Notes and the Certificates;

       (iii) the amount of the distribution payable pursuant to a claim on the Note Policy or the Certificate Policy, as the case may be, or out of amounts on deposit with the Collateral Agent;

        (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, the Certificate Balance and the Certificate Pool Factor for the Certificates after giving effect to all payments reported under (ii) above on such date;

        (v) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

        (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

       (vii) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Reserve Account (including funds in the Class A-1 Holdback Subaccount, if any), and all investment earnings on such funds; and

      (viii) for the first such date that is on or immediately following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Notes and Certificates.

    Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or initial Certificate Balance, as applicable.

    Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. Note Owners and Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners or Certificate Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee or Owner Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

    Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

                                  THE POLICIES

NOTE POLICY

    The following paragraphs summarize the material terms of the Note Policy. This summary is qualified by reference to the provisions of the Note Policy, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part.

    Simultaneously with the issuance of the Notes, Financial Security will deliver the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Note Policy, Noteholders do not have the right to make a claim directly under the Note Policy, but may sue to compel the Indenture Trustee to do so.

    "Scheduled Payments" means payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or the Indenture that has not been consented to by Financial Security, which payments are (i) the Noteholders' Interest Distributable Amount and (ii) the

Noteholders' Principal Distributable Amount; Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by Financial Security, (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Note Policy, or (z) any Note Prepayment Amounts or any Note Prepayment Premiums, unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part.

    Payment of claims on the Note Policy made in respect of Scheduled Payments will be made by Financial Security following Receipt by Financial Security of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, Financial Security shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by Financial Security from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy because such payments were avoidable as preference payments under applicable bankruptcy law,
(ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by Financial Security and provided to the Noteholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment, or (b) the date of Receipt (as defined below) by Financial Security from the Indenture Trustee of the items referred to in clauses (i),
(ii) and (iii) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided in the Indenture.

CERTIFICATE POLICY

    The following paragraphs summarize the material terms of the Certificate Policy. The summary is qualified by reference to the provisions of the Certificate Policy, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part.

    Simultaneously with the issuance of the Certificates, Financial Security will deliver the Certificate Policy to the Owner Trustee for the benefit of each Certificateholder. Under the Certificate Policy, Financial Security will unconditionally and irrevocably guarantee to the Owner Trustee for the benefit of each Certificateholder the full and complete payment of (i) Guaranteed Distributions (as defined below) with respect to the Certificates and (ii) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event that the Owner Trustee fails to make a claim under the Certificate Policy, Certificateholders do not have the right to make a claim directly under the Certificate Policy but may sue to compel the Owner Trustee to do so.

    "Guaranteed Distributions" means the distributions to be made on the Certificates with respect to a Distribution Date during the term of the Certificate Policy in accordance with the original terms of the Certificates when issued and without regard to any subsequent amendment or modification of the Certificates or the Trust Agreement which has not been consented to by Financial Security, which distributions are equal to (i) the Certificateholders' Interest Distributable Amount with respect to such Distribution Date and (ii) the Certificateholders' Principal Distributable Amount with respect to such Distribution Date, provided, however, that Guaranteed Distributions shall not include (x) any portion of a Certificateholders' Interest Distributable Amount due to Certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by Financial Security, (y) any portion of a Certificateholders' Interest Distributable Amount due to Certificateholders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Certificateholders' Interest Carryover Shortfall pursuant to the Certificate Policy, or (z) any Certificate Prepayment Amount or any Certificate Prepayment Premium, unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part.

    Payment of claims on the Certificate Policy made in respect of Guaranteed Distributions will be made by Financial Security following Receipt by Financial Security of the appropriate notice for payment on the later to occur of (i) 12:00 noon New York City time, on the third Business Day following Receipt (as defined below) of such notice for payment, or (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Certificates.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Policy, Financial Security shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by Financial Security from the Owner Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the Certificate Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by Financial Security and provided to the Certificateholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by Financial Security from the Owner Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Owner Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Owner Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Owner Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided in the Sale and Servicing Agreement.

OTHER PROVISIONS OF THE POLICIES

    The terms "Receipt" and "Received," with respect to a Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under a Policy by the Indenture Trustee or the Owner Trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent shall promptly so advise the Indenture Trustee or the Owner Trustee and the Indenture Trustee or the Owner Trustee may submit an amended notice.

    Under the Policies, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the City of New York or Minneapolis, Minnesota or any other location of any successor Servicer, successor Owner Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

    Financial Security's obligations under the respective Policies in respect of Scheduled Payments and Guaranteed Distributions shall be discharged to the extent funds are transferred to the Indenture Trustee or the Owner Trustee as provided in the related Policy whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee.

    Financial Security shall be subrogated to the rights of each Noteholder or Certificateholder to receive payments of principal and interest to the extent of any payment by Financial Security under the related Policy.

    Claims under the Policies constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of Financial Security. The terms of the Policies cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments, and the Certificate Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions. THE POLICIES ARE NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policies are governed by the laws of the State of New York.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Notes and the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Moreover, there are no cases or Internal Revenue Service (the "Service") rulings on similar transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of the discussion below. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Notes and the Certificates.

    The Trust will be provided with an opinion of Dorsey & Whitney LLP, counsel to the Seller, regarding certain federal income tax matters discussed below. Such an opinion, however, is not binding on the Service or the courts. No ruling on any of the issues discussed below will be sought from the Service.

TAX CHARACTERIZATION OF THE TRUST

    Dorsey & Whitney LLP will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, with the result that the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

TAX CONSEQUENCES TO NOTEHOLDERS

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Dorsey & Whitney LLP will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    INTEREST INCOME ON THE NOTES. As a general rule, interest paid or accrued on the Notes, as well as market discount and original issue discount, if any, will be treated as ordinary income to the Noteholders. A Noteholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Notes in ordinary income as such interest accrues, while a Noteholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such Noteholder. It is anticipated that the Notes will not be issued with "original issue discount" ("OID") within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect to the Notes.

    MARKET DISCOUNT. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

    Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

    AMORTIZABLE BOND PREMIUM. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be long-term capital gain or loss if the Note was held for more than one year. Capital losses generally may be used only to offset capital gains.

    FOREIGN HOLDERS. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the
Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

    TAX ADMINISTRATION AND REPORTING. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

    BACKUP WITHHOLDING. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

    POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES. If, contrary to the opinion of Dorsey & Whitney LLP, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Dorsey & Whitney LLP, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller, the General Partners and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partners, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partners, the Seller and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) Certificate Prepayment Premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partners. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($117,950 in 1996, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a

Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Receivables to the extent permitted under the Code.

    DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Receivables may exceed the remaining principal balance of the Receivables at the time of purchase. If the Trust is deemed to acquire the Receivables at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Receivables or to include any such discount in income currently as it accrues over the life of the Receivables. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Receivable-by-Receivable basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

    DISTRIBUTIONS TO CERTIFICATEHOLDERS. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of any Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. Such deemed distribution and recontribution should not result in material adverse tax consequences to Certificateholders (although it may accelerate the recognition of income from the Trust for Certificateholders whose taxable year is different than that of the Trust). Because the Trust may not have the necessary data, the Trust will not comply with certain technical requirements that may apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.

    DISPOSITION OF CERTIFICATES. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partners are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. Pursuant to an administration agreement (the "Administration Agreement"), Mellon Bank (DE), National Association will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form
1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

    Olympic First GP Inc. will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

    Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

    BACKUP WITHHOLDING. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

    PROPOSED TAX LEGISLATION. Legislation previously introduced in Congress would apply special rules to "large partnerships," defined as partnerships with at least 250 partners during a taxable year (counting towards such total each owner during the year of a partnership interest that is transferred during the year). Under the legislation, certain computations are made at the partnership level rather than the partner level. In particular, taxable income is calculated at the partnership level and is calculated generally in the same manner as for an individual, except that 70% of miscellaneous itemized deductions (such as expenses for the production of nonbusiness income) are disallowed. As a result, all partners in a large partnership (including corporations) might have a portion of their share of partnership deductions disallowed. Moreover, large partnerships would become subject to new audit procedures; among other things, an adjustment to taxable income of the partnership for a prior year would flow through to current partners in the year the audit was settled, and the partnership itself (rather than the partners) would be subject to any applicable interest or penalties. Under the previous proposal, these rules would apply to partnership taxable years ending on or after December 31, 1994. No prediction can be made whether such legislation will be enacted, the form in which it might be enacted, or the ultimate effective date of such legislation.

    THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60 regarding investments by insurance company general accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

    The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

    The Underwriters named below have agreed, severally and not jointly, and subject to the terms and conditions set forth in the Underwriting Agreement among the Seller, Olympic Financial and the Underwriters, to purchase from the Trust the respective principal amounts of the Notes and the Certificates set forth opposite their names below:

                          CLASS A-1, A-2 AND A-3 NOTES

                                                           PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                             OF CLASS A-1       OF CLASS A-2       OF CLASS A-3
                                                                 NOTES              NOTES              NOTES
                                                           -----------------  -----------------  -----------------
Donaldson, Lufkin & Jenrette Securities Corporation......   $                  $                  $
Bear, Stearns & Co. Inc..................................
J.P. Morgan Securities Inc...............................
                                                           -----------------  -----------------  -----------------
    Total................................................   $                  $                  $
                                                           -----------------  -----------------  -----------------
                                                           -----------------  -----------------  -----------------

                    CLASS A-4 AND A-5 NOTES AND CERTIFICATES

                                                       PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                         OF CLASS A-4       OF CLASS A-5       PRINCIPAL AMOUNT
                                                             NOTES              NOTES          OF CERTIFICATES
                                                       -----------------  -----------------  --------------------
Donaldson, Lufkin & Jenrette Securities
 Corporation.........................................   $                  $                    $
Bear, Stearns & Co. Inc..............................
J.P. Morgan Securities Inc...........................
                                                       -----------------  -----------------  --------------------
    Total............................................   $                  $                    $
                                                       -----------------  -----------------  --------------------
                                                       -----------------  -----------------  --------------------

    The Underwriters have advised the Seller that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement and to certain
dealers at such prices less a concession not in excess of      % per Class A-1
Note,      % per Class A-2 Note,      % per Class A-3 Note,      % per Class A-4
Note and      % per Class A-5 Note. The Underwriters may allow, and such dealers
may reallow, a discount not in excess of      % per Class A-1 Note,      % per
Class A-2 Note,      % per Class A-3 Note,      % per Class A-4 Note and      %
per Class A-5 Note to certain other dealers. After the initial public offering, the public offering prices of the Notes and such concessions and discounts may be changed.

    The Underwriters have advised the Seller that the Underwriters propose initially to offer the Certificates (other than the Certificates to be sold to the General Partners as described under "The Trust -- General" herein) to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not
in excess of      % per Certificate. The Underwriters may allow, and such
dealers may reallow, a discount not in excess of      % per Certificate to
certain other dealers. After the initial public offering, the public offering price of the Certificates and such concessions and discounts may be changed.

    The Underwriting Agreement provides that the Underwriters' obligations thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligation is such that the Underwriters are committed to purchase and pay for all of the Securities if any Securities are purchased.

    Olympic Financial and the Seller have agreed to indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or to contribute to payments the Underwriters may be required to make in respect thereof.

    Donaldson, Lufkin & Jenrette Securities Corporation provides hedging arrangements to Olympic Financial and performs other customary investment banking services. Donaldson, Lufkin & Jenrette Securities Corporation has also been retained by Olympic Financial to assist the Board of Directors in examining strategic alternatives available to Olympic Financial. See "Olympic Financial Ltd. -- Recent Developments" herein.

                                 LEGAL MATTERS

    Certain matters with respect to the validity of the Notes and the Certificates and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" herein will be passed upon for the Seller by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the Notes and the Certificates will be passed upon for the Underwriters by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the Policies will be passed upon for Financial Security by Bruce E. Stern, General Counsel, Financial Security. Financial Security is represented by Rogers & Wells, New York, New York.

                                    EXPERTS

    The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

TERM                                                                     PAGE
--------------------------------------------------------------------  ----------
Administration Agreement............................................        S-47
Aggregate Principal Balance.........................................         S-7
APR.................................................................         S-7
Available Funds.....................................................        S-36
Backup Servicer.....................................................         S-5
Benefit Plan........................................................        S-48
Business Day........................................................   S-8, S-42
Certificate Balance.................................................        S-36
Certificate Distribution Account....................................        S-34
Certificate Policy..................................................         S-2
Certificate Prepayment Amount.......................................  S-12, S-31
Certificate Prepayment Premium......................................        S-12
Certificateholders..................................................        S-11
Certificateholders' Distributable Amount............................        S-36
Certificateholders' Interest Carryover Shortfall....................        S-36
Certificateholders' Interest Distributable Amount...................        S-36
Certificateholders' Monthly Interest Distributable Amount...........        S-36
Certificateholders' Monthly Principal Distributable Amount..........        S-37
Certificateholders' Percentage......................................        S-37
Certificateholders' Principal Carryover Shortfall...................        S-37
Certificateholders' Principal Distributable Amount..................        S-37
Certificates........................................................    S-1, S-6
Class A-1 Final Scheduled Distribution Date.........................         S-2
Class A-1 Holdback Amount...........................................        S-34
Class A-1 Holdback Subaccount.......................................        S-34
Class A-1 Notes.....................................................    S-1, S-5
Class A-1 Rate......................................................         S-8
Class A-2 Final Scheduled Distribution Date.........................         S-2
Class A-2 Notes.....................................................    S-1, S-5
Class A-2 Rate......................................................         S-8
Class A-3 Final Scheduled Distribution Date.........................         S-2
Class A-3 Notes.....................................................    S-1, S-5
Class A-3 Rate......................................................         S-8
Class A-4 Final Scheduled Distribution Date.........................         S-2
Class A-4 Notes.....................................................    S-1, S-5

TERM                                                                     PAGE
--------------------------------------------------------------------  ----------
Class A-4 Rate......................................................         S-8
Class A-5 Final Scheduled Distribution Date.........................         S-2
Class A-5 Notes.....................................................    S-1, S-5
Class A-5 Rate......................................................         S-8
Closing Date........................................................         S-5
Code................................................................        S-42
Collateral Agent....................................................        S-35
Collected Funds.....................................................        S-35
Collection Account..................................................  S-14, S-33
Commission..........................................................         S-3
Credit Enhancement Fee..............................................        S-35
Cutoff Date.........................................................        S-20
Dealer Agreements...................................................        S-20
Dealer Assignments..................................................        S-20
Dealers.............................................................         S-6
Designated Accounts.................................................        S-34
Determination Date..................................................        S-34
Dissolution Event...................................................        S-18
Distribution Date...................................................    S-2, S-8
DTC.................................................................         S-2
Events of Default...................................................        S-30
Exchange Act........................................................         S-3
Final Scheduled Distribution Date...................................         S-2
Final Scheduled Maturity Date.......................................         S-7
Financed Vehicles...................................................         S-6
Financial Security..................................................         S-1
Funding Period......................................................        S-13
General Partners....................................................         S-5
Guaranteed Distributions............................................        S-41
Holdings............................................................   S-3, S-26
Indenture...........................................................         S-1
Indenture Collateral Agent..........................................         S-5
Indenture Trustee...................................................         S-5
Initial Cutoff Date.................................................    S-1, S-6
Initial Receivables.................................................         S-6
Insurance Agreement.................................................        S-11
Insurance Agreement Indenture Cross Defaults........................        S-30
Interest Period.....................................................   S-8, S-28
Interest Rates......................................................         S-8
Issuer..............................................................         S-5
Liquidated Receivable...............................................        S-37
Loan................................................................        S-21
Mandatory Prepayment................................................  S-12, S-31

TERM                                                                     PAGE
--------------------------------------------------------------------  ----------
Mandatory Redemption................................................  S-10, S-29
Monthly Period......................................................         S-7
Moody's.............................................................   S-2, S-15
Note Distribution Account...........................................        S-33
Note Policy.........................................................         S-2
Note Prepayment Amount..............................................  S-10, S-29
Note Prepayment Premium.............................................        S-10
Noteholders.........................................................         S-8
Noteholders' Distributable Amount...................................        S-37
Noteholders' Interest Carryover Shortfall...........................        S-37
Noteholders' Interest Distributable Amount..........................        S-37
Noteholders' Monthly Interest Distributable Amount..................        S-37
Noteholders' Monthly Principal Distributable Amount.................        S-37
Noteholders' Percentage.............................................        S-38
Noteholders' Principal Carryover Shortfall..........................        S-38
Noteholders' Principal Distributable Amount.........................        S-38
Notes...............................................................    S-1, S-5
Obligor.............................................................         S-7
OID.................................................................        S-43
Olympic Financial...................................................    S-1, S-5
Order...............................................................  S-40, S-41
Original Pool Balance...............................................        S-10
Owner Trustee.......................................................         S-5
Pass-Through Rate...................................................        S-11
Payment Date........................................................         S-8
Plan Assets Regulation..............................................        S-49
Policies............................................................         S-2
Pre-Funded Amount...................................................         S-6
Pre-Funding Account.................................................   S-1, S-13
Preliminary Cutoff Date.............................................         S-7
Preliminary Initial Receivables.....................................         S-7
TERM                                                                     PAGE
--------------------------------------------------------------------  ----------
Principal Distribution Amount.......................................        S-38
PTCE................................................................        S-49
Purchase Agreements.................................................   S-8, S-32
Purchased Receivable................................................        S-38
Rating Agencies.....................................................   S-2, S-15
Receipt.............................................................        S-41
Receivable Files....................................................        S-20
Receivables.........................................................         S-1
Receivables Pool....................................................         S-7
Received............................................................        S-41
Record Date.........................................................         S-8
Redemption Price....................................................        S-29
Repurchase Event....................................................         S-8
Requisite Reserve Amount............................................        S-34
Reserve Account.....................................................        S-34
S&P.................................................................   S-2, S-15
Sale and Servicing Agreement........................................         S-6
Scheduled Payments..................................................        S-39
Securities..........................................................         S-1
Securityholders.....................................................        S-11
Seller..............................................................    S-1, S-5
Service.............................................................        S-42
Servicer............................................................         S-5
Servicer's Certificate..............................................        S-34
Subsequent Cutoff Date..............................................         S-6
Subsequent Purchase Agreement.......................................         S-8
Subsequent Receivables..............................................    S-1, S-6
Subsequent Transfer Agreement.......................................        S-16
Subsequent Transfer Date............................................         S-6
Trust...............................................................    S-1, S-5
Trust Agreement.....................................................         S-5
Trust Documents.....................................................        S-32
Trust Property......................................................         S-7
Underwriters........................................................         S-3

PROSPECTUS
                     OLYMPIC AUTOMOBILE RECEIVABLES TRUSTS
                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                      AUTOMOBILE RECEIVABLES-BACKED NOTES
                            ------------------------

                       OLYMPIC RECEIVABLES FINANCE CORP.
                                    (SELLER)
                            ------------------------

                             OLYMPIC FINANCIAL LTD.
                                   (SERVICER)
                            ------------------------

    The Automobile Receivables-Backed Certificates (the "Certificates") and the Automobile Receivables-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement.

    The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by Olympic Receivables Finance Corp. (the "Seller"), a wholly owned subsidiary of Olympic Financial Ltd. ("Olympic Financial"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sales contracts and promissory notes (the "Receivables") purchased by Olympic Financial from motor vehicle dealers and secured by new and used automobiles and light trucks, certain monies paid or payable thereunder after the Cutoff Date set forth in the related Prospectus Supplement (the "Cutoff Date"), an assignment of Olympic Financial's security interests in the vehicles financed thereby, and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Receivables (the "Subsequent Receivables") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

    Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, Olympic Financial, in its individual capacity and as Servicer, and the Owner Trustee specified in the related Prospectus Supplement (the "Owner Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Owner Trustee and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, Olympic Financial, in its individual capacity and as Servicer, the Trust and the Backup Servicer (as defined herein). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

    Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

    Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables.

    Unless otherwise provided in the related Prospectus Supplement, the Certificates and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

    There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
PURCHASERS OF THE               SECURITIES, SEE "RISK FACTORS" AT PAGE 10
                                    HEREIN.
                            ------------------------

THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF
    OLYMPIC FINANCIAL, THE SELLER                                  OR ANY
                              AFFILIATE OF EITHER.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A
                                              CRIMINAL OFFENSE.
                            ------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 4, 1996.

                             AVAILABLE INFORMATION

    The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates.

                           REPORTS TO SECURITYHOLDERS

    Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Owner Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Owner Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller or Olympic Financial intends to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

    The Servicer will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Investor Relations, Olympic Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, telephone number (612) 942-9880.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE SECURITIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF EACH SERIES OF SECURITIES. CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. A LISTING OF THE PAGES ON WHICH SOME OF SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF DEFINED TERMS."

Issuer............................  With respect to each series of Securities, a trust (the
                                    "Trust") will be formed by Olympic Receivables Finance
                                    Corp. (the "Seller") pursuant to either a Pooling and
                                    Servicing Agreement among the Seller, Olympic Financial,
                                    in its individual capacity and as Servicer (in such
                                    capacity referred to herein as the "Servicer"), and the
                                    Owner Trustee specified in the related Prospectus
                                    Supplement, or a Trust Agreement between the Seller, the
                                    Owner Trustee specified in the related Prospectus
                                    Supplement and certain other parties as specified in the
                                    related Prospectus Supplement.
Seller............................  Olympic Receivables Finance Corp., a wholly owned subsidiary of Olympic Financial. See "The Seller."
Servicer..........................  Olympic Financial Ltd. See "Olympic Financial Ltd."
Owner Trustee.....................  The Owner Trustee specified in the related Prospectus
                                    Supplement (the "Owner Trustee"). See "Description of
                                    the Purchase Agreements and the Trust Documents --
                                    Servicer Termination Events" and "-- The Owner Trustee".
Backup Servicer...................  Olympic Financial may be terminated as Servicer under certain circumstances, at which time the Backup Servicer
                                    specified in the related Prospectus Supplement (the
                                    "Backup Servicer") will automatically become the
                                    Servicer. See "Description of the Purchase Agreements
                                    and the Trust Documents -- Servicer Termination Events"
                                    and "-- The Backup Servicer."
Indenture Trustee.................  With respect to any Series of Securities including one or more classes of Notes, the Indenture Trustee
                                    specified in the related Prospectus Supplement (the
                                    "Indenture Trustee").
The Certificates..................  Each series of Securities will include one or more classes of Certificates which will be issued pursuant to
                                    the related Trust Documents.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Certificates will be available for purchase
                                    in denominations of $1,000 and in integral multiples
                                    thereof and will be available in book-entry form only.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, holders of Certificates
                                    ("Certificateholders") will be able to receive
                                    Definitive Certificates only in the limited
                                    circumstances described herein or in the related
                                    Prospectus Supplement. See "Certain Information
                                    Regarding the Securities -- Book-Entry Registration."
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Certificates will have a
                                    stated Certificate Balance (as defined in the related
                                    Prospectus Supplement) and will accrue interest on such
                                    Certificate Balance at a specified rate (with respect to
                                    each class of Certificates, the "Pass-Through Rate").

                                    Each class of Certificates may have a different
                                    Pass-Through Rate, which may be a fixed, variable or
                                    adjustable Pass-Through Rate, or any combination of the
                                    foregoing. The related Prospectus Supplement will
                                    specify the Pass-Through Rate for each class of
                                    Certificates, or the initial Pass-Through Rate and the
                                    method for determining subsequent changes to the
                                    Pass-Through Rate.
                                    A series may include two or more classes of Certificates
                                    which differ as to timing of distributions, sequential
                                    order, priority of payment, seniority, allocation of
                                    loss, Pass-Through Rate or amount of distributions in
                                    respect of principal or interest, or as to which
                                    distributions in respect of principal or interest on any
                                    class may or may not be made upon the occurrence of
                                    specified events or on the basis of collections from
                                    designated portions of the Receivables Pool. In
                                    addition, a series may include one or more classes of
                                    Certificates ("Strip Certificates") entitled to (i)
                                    distributions in respect of principal with
                                    disproportionate, nominal or no interest distributions,
                                    or (ii) interest distributions, with disproportionate,
                                    nominal or no distributions in respect of principal.
                                    With respect to any series of Securities including one
                                    or more classes of Notes, distributions in respect of
                                    the Certificates may be subordinated in priority of
                                    payment to payments on the Notes, to the extent
                                    specified in the related Prospectus Supplement.
                                    If the Seller or Servicer exercises its option to
                                    purchase the Receivables of a Trust on the terms and
                                    conditions described below under "Description of the
                                    Purchase Agreements and the Trust Documents --
                                    Termination," Certificateholders will receive an amount
                                    in respect of the Certificates as specified in the
                                    related Prospectus Supplement. In addition, if the
                                    related Prospectus Supplement provides that the property
                                    of a Trust will include a Pre-Funding Account (as such
                                    term is defined in the related Prospectus Supplement,
                                    the "Pre-Funding Account"), Certificateholders will
                                    receive a distribution in respect of principal on or
                                    immediately following the end of the funding period
                                    specified in the related Prospectus Supplement (the
                                    "Pre-Funding Period") in an amount and manner specified
                                    in the related Prospectus Supplement.
The Notes.........................  With respect to any series of Securities including one or more classes of Notes, such Notes will be issued
                                    pursuant to an Indenture.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Notes will be available for purchase in
                                    denominations of $1,000 and integral multiples thereof,
                                    and will be available in book-entry form only. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, holders of Notes ("Noteholders") will be
                                    able to receive Definitive Notes only in the limited
                                    circumstances described herein or in the related
                                    Prospectus Supplement. See "Certain Information
                                    Regarding the Securities -- Book-Entry Registration."

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Notes will have a stated
                                    principal amount and will bear interest at a specified
                                    rate or rates (with respect to each class of Notes, the
                                    "Interest Rate"). Each class of Notes may have a
                                    different Interest Rate, which may be a fixed, variable
                                    or adjustable Interest Rate, or any combination of the
                                    foregoing. The related Prospectus Supplement will
                                    specify the Interest Rate and the method for determining
                                    subsequent changes to the Interest Rate.
                                    A series may include two or more classes of Notes which
                                    differ as to the timing and priority of payment,
                                    seniority, allocations of loss, Interest Rate or amount
                                    of payments of principal or interest, or as to which
                                    payments of principal or interest may or may not be made
                                    upon the occurrence of specified events or on the basis
                                    of collections from designated portions of the
                                    Receivables Pool. In addition, a series may include one
                                    or more classes of Notes ("Strip Notes") entitled to (i)
                                    principal payments with disproportionate, nominal or no
                                    interest payments or (ii) interest payments with
                                    disproportionate, nominal or no principal payments.
                                    If the Seller or the Servicer exercises its option to
                                    purchase the Receivables of a Trust on the terms and
                                    conditions described below under "Description of the
                                    Purchase Agreements and the Trust Documents --
                                    Termination," the outstanding Notes, if any, of such
                                    series will be redeemed as set forth in the related
                                    Prospectus Supplement. In addition, if the related
                                    Prospectus Supplement provides that the property of a
                                    Trust will include a Pre-Funding Account, the
                                    outstanding Notes, if any, of such series will be
                                    subject to partial redemption on or immediately
                                    following the end of the Pre-Funding Period in an amount
                                    and manner specified in the related Prospectus
                                    Supplement. In the event of such partial redemption, the
                                    Noteholders may be entitled to receive a prepayment
                                    premium from the Trust, in the amount and to the extent
                                    provided in the related Prospectus Supplement.
Trust Property....................  Each Certificate will represent a fractional undivided interest in, and each Note, if any, will represent an
                                    obligation of, the related Trust. The assets of each
                                    Trust (the "Trust Property") will include, among other
                                    things, a pool (the "Receivables Pool") of retail
                                    installment sales contracts and promissory notes (the
                                    "Receivables") purchased or to be purchased from motor
                                    vehicle dealers ("Dealers") by Olympic Financial and
                                    secured by new and used automobiles and light trucks
                                    (the "Financed Vehicles"), certain monies paid or
                                    payable thereunder after the Cutoff Date (as specified
                                    in the related Prospectus Supplement), an assignment of
                                    Olympic Financial's security interests in the Financed
                                    Vehicles and of the right to receive proceeds from
                                    claims on certain insurance policies covering the
                                    Financed Vehicles or the Obligors, the assignment of
                                    certain rights of Olympic Financial against the Dealers
                                    originating such Receivables, the Collection Account,
                                    including all investments therein, all income from the
                                    investment of funds therein and all

                                    proceeds thereof, certain other accounts and the
                                    proceeds thereof and certain other rights under the
                                    Trust Documents. In addition, if so specified in the
                                    related Prospectus Supplement, the Trust Property will
                                    include monies on deposit in a Pre-Funding Account to be
                                    established with the Indenture Trustee or the Owner
                                    Trustee, which will be used to purchase Subsequent
                                    Receivables (as defined below) from the Seller from time
                                    to time during the Pre-Funding Period specified in the
                                    related Prospectus Supplement, as well as any Subsequent
                                    Receivables so purchased. See "The Trusts."
                                    The Receivables of each Trust (except for Subsequent
                                    Receivables) will be purchased by the Seller from
                                    Olympic Financial pursuant to a purchase agreement (the
                                    "Purchase Agreement") between the Seller and Olympic
                                    Financial on or prior to the date of issuance of the
                                    Securities. If and to the extent provided in the related
                                    Prospectus Supplement, the Seller will be obligated
                                    (subject only to the availability thereof) to purchase
                                    from Olympic Financial and to sell to the related Trust,
                                    and the related Trust will be obligated to purchase from
                                    the Seller (subject to the satisfaction of certain
                                    conditions described in the applicable Purchase
                                    Agreement), additional Receivables (the "Subsequent
                                    Receivables") from time to time (as frequently as daily)
                                    during the Pre-Funding Period specified in the related
                                    Prospectus Supplement having an aggregate principal
                                    balance approximately equal to the amount on deposit in
                                    the Pre-Funding Account (the "Pre-Funded Amount") on
                                    such Closing Date.
                                    The Trust Property of each Trust will also include an
                                    assignment of the Seller's rights under the related
                                    Purchase Agreement, including rights against Olympic
                                    Financial upon the occurrence of certain breaches of
                                    representations and warranties thereunder (a "Repurchase
                                    Event"). See "Description of the Purchase Agreements and
                                    Trust Documents -- Sale and Assignment of the
                                    Receivables" and "-- Servicing Procedures."
Credit Enhancement................  If and to the extent specified in the related Prospectus
                                    Supplement, credit enhancement with respect to a Trust
                                    or any class of Securities may include any one or more
                                    of the following: a financial guaranty insurance policy
                                    (a "Policy") issued by an insurer specified in the
                                    related Prospectus Supplement (a "Security Insurer"),
                                    subordination of one or more other classes of
                                    Securities, a reserve account, overcollateralization,
                                    letters of credit, credit or liquidity facilities,
                                    repurchase obligations, third party payments or other
                                    support, cash deposits or other arrangements. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, any form of credit enhancement will have
                                    certain limitations and exclusions from coverage
                                    thereunder, which will be described in the related
                                    Prospectus Supplement. "Description of the Purchase
                                    Agreements and the Trust Documents -- Credit
                                    Enhancement."
Servicing.........................  The Servicer will be responsible for managing, administering, servicing and making collections on the
                                    Receivables held by each Trust. Unless otherwise
                                    specified in the related Prospectus Supplement, with
                                    respect to each series of Securities

                                    compensation to the Servicer will include a monthly fee
                                    (the "Servicing Fee") which will be payable from the
                                    related Trust to the Servicer on each Distribution Date,
                                    in an amount equal to the product of one-twelfth of
                                    1.00% per annum multiplied by the aggregate principal
                                    balance of the Receivables (the "Aggregate Principal
                                    Balance") as of the first day of the prior calendar
                                    month, plus any late fees and other administrative fees
                                    and expenses or similar charges collected with respect
                                    to the Receivables during such Monthly Period. See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents -- Servicing Compensation."
Monthly Advances..................  Unless otherwise specified in the related Prospectus
                                    Supplement, if the amount paid on a Receivable held by a
                                    particular Trust in any Monthly Period is less than the
                                    full amount of the interest accrued on such Receivable
                                    for the number of calendar days in such Monthly Period,
                                    the Servicer will advance to such Trust the amount of
                                    such shortfall (a "Monthly Advance"). The Servicer will
                                    be entitled to reimbursement of a Monthly Advance from
                                    subsequent payments and collections on or with respect
                                    to the related Receivable or, if such payments or
                                    collections are insufficient to reimburse the Servicer,
                                    from collections on other Receivables if that Receivable
                                    becomes a Liquidated Receivable. Unless otherwise
                                    specified in the related Prospectus Supplement, the
                                    Servicer will not make any Monthly Advance with respect
                                    to the principal portion of any Scheduled Payment. See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents -- Monthly Advances."
Receivables.......................  The Receivables forming part of the Trust Property of each Trust were or will have been originated by Dealers
                                    and sold by the Dealers to Olympic Financial in the
                                    ordinary course of business. The Receivables will
                                    generally be prepayable at any time without penalty to
                                    the purchaser or co-purchasers of the Financed Vehicle
                                    or other person or persons who are obligated to make
                                    payments thereunder (each, an "Obligor"). See "The
                                    Receivables." Information with respect to each
                                    Receivables Pool, including the weighted average annual
                                    percentage rate and the weighted average remaining
                                    maturity, will be set forth in the related Prospectus
                                    Supplement.
Collection Account................  With respect to each series of Securities, the Servicer will establish and maintain one or more separate
                                    accounts (the "Collection Account") in the name of the
                                    Owner Trustee or, in the case of any series including
                                    one or more classes of Notes, in the name of the
                                    Indenture Trustee for the benefit of the
                                    Certificateholders and the Noteholders, if any. All
                                    payments from Obligors that are received by the Lockbox
                                    Bank (as defined below) on behalf of each Trust will be
                                    deposited in the related Collection Account no later
                                    than two Business Days after receipt thereof. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, all payments from Obligors and all proceeds
                                    (net of reasonable expenses of collection) with respect
                                    to Liquidated Receivables ("Liquidation Proceeds") that
                                    are received directly by the Servicer will be deposited
                                    in the related Collection

                                    Account no later than one Business Day after receipt
                                    thereof. Unless otherwise specified in the related
                                    Prospectus Supplement, the Servicer will be permitted to
                                    use any alternative remittance schedule acceptable to
                                    the Rating Agencies (as defined below) and to the
                                    Security Insurer, if any (unless the Security Insurer
                                    shall be in continuing default on its obligations under
                                    the Policy or certain bankruptcy events shall have
                                    occurred with respect to the Security Insurer (an
                                    "Insurer Default")). See "Description of the Purchase
                                    Agreements and the Trust Documents -- Collections."
Mandatory Purchase of Certain
 Receivables......................  With respect to each series of Securities, Olympic
                                    Financial will make certain representations and
                                    warranties relating to the Receivables held by the
                                    related Trust to the Seller in the related Purchase
                                    Agreement, the Seller will assign the right to enforce
                                    such representations and warranties to the Owner Trustee
                                    for the benefit of the related Trust and the Security
                                    Insurer, if any, and if such series of Securities
                                    includes one or more classes of Notes, the Owner Trustee
                                    will assign its right to enforce such representations
                                    and warranties to the related Indenture Trustee as
                                    collateral for the Notes. The Owner Trustee and the
                                    Indenture Trustee, if any, as assignees of the
                                    obligations of Olympic Financial to the Seller under the
                                    Purchase Agreement, will be entitled to require that
                                    Olympic Financial repurchase any Receivable if the
                                    interests of the Certificateholders, the Noteholders, if
                                    any, or the related Trust therein are materially and
                                    adversely affected by a breach of any such
                                    representation or warranty (a "Repurchase Event"). See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents -- Sale and Assignment of the Receivables."
Optional Purchase of
 Receivables......................  Unless otherwise specified in the related Prospectus
                                    Supplement, with respect to each series of Securities,
                                    the Seller or the Servicer may purchase all the
                                    Receivables held by the related Trust on any
                                    Distribution Date following the first Monthly Period as
                                    of which the Aggregate Principal Balance has declined to
                                    10% or less (or such other percentage as may be
                                    specified in the related Prospectus Supplement) of the
                                    Cutoff Date Principal Balance, subject to certain
                                    provisions in the related Trust Documents. See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents -- Termination."
Tax Status........................  The anticipated federal income tax consequences of the purchase, ownership and disposition of Securities issued
                                    by a Trust will be discussed in the related Prospectus
                                    Supplement. See "Certain Federal Income Tax
                                    Consequences" herein and in the related Prospectus
                                    Supplement.
ERISA Considerations..............  Subject to the considerations discussed under "ERISA
                                    Considerations" herein and in the related Prospectus
                                    Supplement, and unless otherwise specified in the
                                    related Prospectus Supplement, the Notes will be
                                    eligible for purchase by employee benefit plans. The
                                    related Prospectus Supplement will provide further
                                    information with respect to the eligibility of a

                                    class of Certificates for purchase by employee benefit
                                    plans. See "ERISA Considerations" herein and in the
                                    related Prospectus Supplement.
Rating............................  Unless otherwise provided in the related Prospectus
                                    Supplement, as a condition of issuance, the Securities
                                    of each series will be rated in one of the four highest
                                    rating categories by at least one nationally recognized
                                    rating agency (a "Rating Agency"). There is no assurance
                                    that the ratings initially assigned to such Securities
                                    will not be subsequently lowered or withdrawn by the
                                    Rating Agencies. In the event the rating initially
                                    assigned to any Securities is subsequently lowered for
                                    any reason, no person or entity will be obligated to
                                    provide any credit enhancement in addition to the credit
                                    enhancement, if any, specified in the related Prospectus
                                    Supplement.
Registration of Certificates......  Unless otherwise specified in the related Prospectus
                                    Supplement, the Certificates and the Notes, if any, of
                                    each series will be registered in the name of Cede &
                                    Co., as the nominee of DTC, and will be available for
                                    purchase only in book-entry form on the records of DTC
                                    and participating members thereof. Certificates and
                                    Notes will be issued in definitive form only under the
                                    limited circumstances described herein. All references
                                    herein to "Holders" or "Certificateholders" or
                                    "Noteholders" shall reflect the rights of beneficial
                                    owners of Certificates (the "Certificate Owners") or of
                                    Notes ("Note Owners"), as the case may be, as they may
                                    indirectly exercise such rights through DTC and
                                    participating members thereof, except as otherwise
                                    specified herein or in the related Prospectus
                                    Supplement. See "Description of the Purchase Agreements
                                    and the Trust Documents -- Book-Entry Registration."

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS

    With respect to each series of Securities, the transfer of the Receivables to the related Trust will be subject to the requirements of the Uniform Commercial Code (the "UCC") as in effect in Minnesota and New York. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Receivables. Although a Custodian (as specified in the related Prospectus Supplement) may initially hold the Receivable Files (as defined below), the Owner Trustee may subsequently appoint Olympic Financial, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to the conditions, if any, specified in the related Prospectus Supplement or the related Trust Documents, as custodian to hold the Receivable Files for the Trust. In any event, the Receivable Files will not be stamped or otherwise marked to indicate their sale to the Trust. Accordingly, there exists a risk that, through fraud or negligence, a purchaser could acquire an interest in the Receivables superior to the interest of the Trust or that the Trust's security interest in the Receivables could be released.

    Due to the administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the assignment of the security interests in the Financed Vehicles by Olympic Financial to the Seller, or by the Seller to the Owner Trustee. In the absence of such an amendment, the Owner Trustee may not have a perfected security interest in the Financed Vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. See "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables."

INSOLVENCY RISKS

    Olympic Financial intends that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of Olympic Financial. However, if Olympic Financial were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Olympic Financial or Olympic Financial as debtor-in-possession might argue that such sale of Receivables by Olympic Financial was a pledge of the Receivables rather than a sale. This position, if presented to or accepted by a court, could cause, among other things, the related Trust to experience a delay in or reduction of collections on the Receivables.

    In addition, if Olympic Financial were to become a debtor under any Insolvency Law, a creditor or trustee in bankruptcy of Olympic Financial or Olympic Financial as debtor-in-possession might argue that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of Olympic Financial. The Seller has taken and will take steps in structuring the transactions contemplated hereby and by the related Prospectus Supplement that are intended to make it unlikely that any such attempt to consolidate the Seller and Olympic Financial would succeed. See "The Seller." In addition, the Seller intends that any transfer of Receivables to a Trust will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Seller. Nevertheless, if these positions -- that the assets and liabilities of the Seller should be consolidated with those of Olympic Financial, and that the Seller's transfer of the Receivables was a pledge rather than a sale -- were presented to or accepted by a court, a Trust could experience, among other things, a delay in or reduction of collections on the Receivables.

    A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Receivables constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If Olympic Financial were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, a Trust could experience a delay in or reduction of collections on the Receivables.

SUBORDINATION; LIMITED ASSETS

    To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all classes of Certificates of such series may be subordinated in priority of payment to interest and principal due on the Notes (if any) of such series and/or to distributions of interest and principal on other classes of Certificates of such series. In addition, holders of certain classes of Securities of any series may have the right to take actions that are detrimental to the interests of the holders of Securities of certain other classes of Securities of such series. Moreover, no Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by the Seller, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

    The weighted average life of the Securities will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Olympic Financial as a result of certain uncured breaches of the warranties made by it with respect to the Receivables ("Warranty Receivables"), purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables ("Administrative Receivables") in the related Agreement, or either of the Seller or the Servicer exercising its option to purchase all of the remaining Receivables.

    Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date or Payment Date will include all prepayments on the Receivables during the corresponding Monthly Periods. The Certificateholders and the Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY

    There is currently no market for the Securities of any series. There can be no assurance that any such market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

    Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities -- Book-Entry Registration."

                                   THE TRUSTS

    With respect to each series of Securities, the Seller will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and the Notes, if any, of such series and distributing payments thereon.

    Each Certificate will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Receivables Pool;
(ii) all monies paid or payable thereon after the Cutoff Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Lockbox Account (as defined herein), the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof); (iv) an assignment of the security interests of Olympic Financial in the Financed Vehicles securing the related Receivables; (v) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Olympic Financial and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each related Receivable from the applicable Dealer to Olympic Financial (the "Dealer Assignments"); (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Financed Vehicles or Obligors; (vii) an assignment of the rights of the Seller under the related Purchase Agreement, and (viii) certain other rights under the related Trust Documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents -- Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Owner Trustee, which will be used to purchase Subsequent Receivables from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Receivables so purchased will be included in the related Receivables Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the Owner Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

    The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, Olympic Financial, on behalf of each Trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, Olympic Financial and the Seller will each file a UCC-1 financing statement in Minnesota to give notice of such Trust's ownership of the related Receivables and the related Trust Property.

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Documents. An Owner Trustee may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer or its successor, will be obligated to appoint a successor trustee acceptable to the Security Insurer. The General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer, with the consent of the Security Insurer, if any (prior to an Insurer Default), may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Documents or if the Owner Trustee becomes insolvent. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee acceptable to the Security Insurer. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                THE RECEIVABLES

GENERAL

    Olympic Financial purchases retail installment sales contracts and promissory notes secured by new and used motor vehicles from Dealers who regularly originate and sell such contracts and notes to Olympic Financial. Olympic Financial generally acquires each such contract or note (a "Loan") under a Dealer Agreement and a Dealer Assignment which obligate the Dealer to repurchase the Loan in the event of a breach by the Dealer of certain representations and warranties made therein. These representations and warranties typically relate to the origination of the Loan and the security interest in the related Financed Vehicle. The Dealers' representations and warranties do not relate to the creditworthiness of the Obligor under the Loan or the collectibility of the Loan and, accordingly, Olympic Financial does not have recourse to Dealers for credit losses on any Loans.

UNDERWRITING

    Olympic Financial purchases each loan in accordance with its underwriting guidelines and procedures, which focus on buyer qualifications and collateral value. Olympic Financial's underwriting guidelines do not distinguish between new or used vehicles. These underwriting guidelines are intended to assess the applicant's ability to repay the amounts due on the loan and the adequacy of the financed vehicle as collateral. Beginning in October 1994, Olympic Financial introduced its Classic loan program to supplement its traditional Premier program. The Classic program was established primarily for borrowers within the "prime" loan segment who, due to limited credit experience or certain adverse credit events, do not meet all of the underwriting criteria established for Premier loans. As loans purchased under the Classic program generally have higher risk characteristics than those purchased under the Premier program, Classic loans are offered at higher interest rates and generally have additional conditions including higher down payment minimums and co-applicant requirements. Additionally, with the introduction of the Classic loan program, Olympic Financial has modified its loss reserve assumptions to reflect the anticipated higher risk characteristics of such loans. Olympic Financial considers both its Premier and Classic programs to be in the "prime" loan category.

    Each applicant for a loan is required to complete and sign an application which lists the applicant's assets, liabilities, income, credit and employment history and other personal information. Upon receipt of the completed loan application, Olympic Financial's administrative personnel order a credit bureau report on the applicant to document the applicant's credit history.

    The credit report presents a history of the applicant's credit performance and, if applicable, contains information on such matters as past-due credit, previous repossessions, prior loans charged-off by other lenders, real estate liens, wage attachments and bankruptcy. The application and the credit bureau report are given to one of Olympic Financial's credit specialists for analysis under Olympic Financial's proprietary credit scoring system. Olympic Financial's credit scoring system evaluates the credit applicant with an emphasis on cash flow as a principal indicator of repayment capability and provides credit scores which are utilized by Olympic Financial as a basis to determine if the applicant initially falls within the parameters of Olympic Financial's underwriting criteria for either its Premier or Classic loan program. Assuming that the applicant qualifies under the credit scoring system, Olympic Financial will expand its credit review by preparing an analysis of the applicant's debt-to-income and payment-to-income ratios, and purchasing from a credit bureau an additional credit score which attempts to assess the likelihood of borrower bankruptcies. If the applicant meets Olympic Financial's scoring standards, required debt-to-income ratios, payment-to-income ratios and likelihood of bankruptcy test, Olympic Financial generally will approve the application subject to further investigation. This investigation typically consists of direct telephone verifications, when feasible, of the applicant's employment and banking references. Further investigation may also include direct credit references from banks and financial institutions noted on the application.

    Once scoring and verifications have been completed, one of Olympic Financial's credit specialists reviews the application to ensure that it meets the credit scoring requirements of Olympic Financial's internal system, and also reviews the various banking and employment verifications obtained. In the final review, the credit specialist considers the amount of money to be financed in relation to the purchase price and value of the automobile. If the vehicle is used, Olympic Financial determines value based upon the Kelly Blue Book value or the National Automobile Dealers Association's ("NADA") Guide on Retail and Wholesale Values. Consistent with industry standards, this assessment does not include inspection of the automobile. Olympic Financial does not reject an applicant solely because of the age of the automobile.

    These systems are intended to provide guidelines for lending decisions, but are not entirely a substitute for the credit judgment of Olympic Financial's credit specialists. Olympic Financial allows some flexibility in applying its underwriting guidelines, but a greater level of management scrutiny is involved in approving loans which deviate from these guidelines.

    Upon completion of the credit analysis, Olympic Financial will decide whether to approve the application as stated, or decline or condition the approval of the loan. Conditioning approval of the application involves amending the proposed terms of the loan in order to qualify the application according to Olympic Financial's guidelines. Typical conditions include, but are not limited to, requiring a co-applicant, amending the length of the proposed term, requiring additional down payment, substantiation of certain credit information, and requiring proof of resolution of certain credit deficiencies as noted on the applicant's credit history. Approved, declined or conditioned application decisions are promptly communicated to the dealer by phone and facsimile. Additionally, the applicant is informed by Olympic Financial of any credit denial or other adverse action by mail, in compliance with applicable statutory requirements.

    Olympic Financial regularly reviews the quality of the loans it purchases and conducts internal reviews on a monthly basis in an effort to ensure compliance with its established policies and procedures.

SERVICING

    Olympic Financial, as the initial Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables held by each Trust. Olympic Financial considers a Loan delinquent when the Obligor fails to make a contractual payment by the due date. Olympic Financial generally utilizes several automatic dialing systems (each, an "autodialer") initially to contact delinquent Obligors. Based on parameters established by Olympic Financial for each of its loan programs, the autodialer will phone the Obligor within five to ten days after the past due date. Once the call is answered, the autodialer will immediately transfer the call to an available customer service representative located in a regional collection center and automatically displays the Obligor's loan information on the representative's computer screen. The autodialer will continue to follow up with Obligors at various times throughout the first 24 days after the past due date if previous efforts do not result in the account deficiency being cured. In addition to phone inquiries, Olympic Financial's loan system generates past due notices which are mailed to the Obligor at various intervals during the first 30 days after the past due date. The first such correspondence is generally sent approximately 13 days after the past due date.

    If the collection effort during the first 24 days after the past due date does not result in a satisfactory resolution of the delinquent account, then the account is forwarded to collection specialists located in the regional buying center where the Loan was originally purchased. These collection specialists will typically send a final demand letter to the delinquent Obligor allowing the Obligor a specified number of days to bring the account current. During this period, the collection specialist generally will make a recommendation as to whether the Financed Vehicle should be repossessed or if other action, such as a contract extension, should be considered.

    Olympic Financial follows specific procedures with respect to contract extensions. Generally, an extension requires special circumstances, is based on a re-evaluation of the Obligor's creditworthiness, and requires approval by a collection department manager. Under the Trust Documents, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be permitted to extend the monthly payments of a Receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and in no event later than the month preceding the Final Scheduled Distribution Date (as specified in the related Prospectus Supplement). Subject to certain limited exceptions set forth in the related Prospectus Supplement, the Servicer cannot, without the consent of the Security Insurer, if any (prior to an Insurer Default), unless otherwise specified in the related Prospectus Supplement, otherwise agree to amend or modify any Receivable. If an Insurer Default occurs, subject to certain limited exceptions, amendments and modifications of the Receivables will not be permitted. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Procedures."

    Olympic Financial uses unaffiliated independent contractors to perform repossessions. Once a Financed Vehicle is repossessed, a letter is sent giving the Obligor a specified number of days to redeem the Financed Vehicle in accordance with state law. At the expiration of the time period, Olympic Financial will determine the method of sale and will repair (if necessary) and prepare the Financed Vehicle for sale. Olympic Financial has historically sold repossessed Financed Vehicles through wholesale auto auctions and retail consignment lots. Olympic Financial has generally been able to obtain greater proceeds and incur lower losses by "retailing" its inventory. Any surplus proceeds received from the sale of the Financed Vehicle (net of all collection, repossession and disposition expenses) over the balance of the Loan will be remitted to the Obligor.

    The present policy of Olympic Financial is to charge off a Loan on the earlier of the date on which (i) the Loan becomes 90 days delinquent or (ii) the related Financed Vehicle is repossessed and sold. Notwithstanding this policy, Olympic Financial may elect not to charge off a Loan that is 90 days delinquent if Olympic Financial determines that it is likely to recover on a later date all or a portion of the outstanding Loan balance upon repossession and sale, in which case the Loan will be charged off when the related Financed Vehicle has been repossessed and sold. Unless otherwise specified in the related Prospectus Supplement, the related Trust Documents will define a "Liquidated Receivable" as a Receivable as to which (i) the Servicer has repossessed the Financed Vehicle and all applicable redemption periods have expired, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) any scheduled payment thereon (a "Scheduled Payment") or any portion thereof has become more than 180 days past due.

INSURANCE

    Olympic Financial requires each Obligor to obtain a physical damage insurance policy naming Olympic Financial as loss payee with respect to the Financed Vehicle. If any Obligor is in default in the payment of a premium on such an insurance policy, Olympic Financial may obtain a replacement policy, paying the premium out of its own funds, and may require the Obligor to pay such premium pursuant to an obligation separate from the contract or note evidencing the related Loan.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

    Certain information relating to Olympic Financial's delinquency, loan loss and repossession experience with respect to all Loans it has purchased and continues to service will be set forth in each Prospectus Supplement. This information will include the experience with respect to all Loans in Olympic Financial's portfolio of Loans serviced, including Loans which do not meet the criteria for selection as a Receivable for any particular Receivables Pool. There can be no assurance that the delinquency, loan loss and repossession experience on any Receivables Pool will be comparable to prior experience.

SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the criteria used to select the related Receivables and the composition, distribution by annual percentage rate ("APR") and geographic concentration of such Receivables.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    Unless otherwise specified in the related Prospectus Supplement, the Receivables will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a Receivable will be funded by collections on other Receivables or, to the extent collections are insufficient, by payments under the Policy, if any, or other applicable form of credit enhancement, if any, described in the related Prospectus Supplement.

    A substantial portion of the Receivables will be prepayable, without premium or penalty, by Obligors at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Olympic Financial of Warranty Receivables, purchases by the Servicer of Administrative Receivables or as a result of the Seller or the Servicer exercising its option to purchase the Receivables Pool. See "Description of the Purchase

Agreements and the Trust Documents." The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. While Olympic Financial does not maintain specific records for this purpose, it estimates that, based on its experience over the past four years, the monthly prepayment rate on the outstanding principal amount of the motor vehicle installment sales contracts it has originated and serviced, for itself and others, has been approximately 1.5%. However, no assurance can be given that the Receivables included in any Receivables Pool will experience this rate of prepayment or any greater or lesser rate. No assurance can be given that prepayments on the Receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Certificateholders and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

    If so specified in the related Prospectus Supplement, certain of the Receivables included in a Receivables Pool may provide for level monthly payments during the scheduled term of the Receivable but a substantially larger final payment at the scheduled maturity of the Receivable (each a "Balloon Payment Receivable"). Although it is likely that the inclusion of such Balloon Payment Receivables in a Receivables Pool would affect the weighted average lives of the related Securities, no prediction can be made as to the nature or magnitude of such effect.

                                  POOL FACTOR

    The "Certificate Pool Factor" for each class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the Certificate Balance with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the Cutoff Date Certificate Principal Balance. The "Note Pool Factor" for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Payment Date (after giving effect to all distributions of principal on such Payment Date) as a fraction of the initial outstanding principal balance of such class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates or reductions in the outstanding principal balance of the applicable class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

    With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the Certificateholders and the Noteholders will receive periodic reports from the Owner Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Owner Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Owner Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Statements to Securityholders."

                                USE OF PROCEEDS

    Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of each series of Securities will be used to pay to Olympic Financial the purchase price for the Receivables and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Olympic Financial will be used to pay its warehouse loans, and any additional proceeds will be added to Olympic Financial's general funds and used for its general corporate purposes. See "Olympic Financial Ltd."

                                   THE SELLER

    The Seller, a wholly owned subsidiary of Olympic Financial Ltd., was incorporated in the State of Delaware on February 3, 1993. The Seller has been organized for the limited purposes of purchasing receivables from Olympic Financial Ltd. and transferring such receivables to trusts such as the Trusts described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, and its telephone number is (612) 942-9880.

    The Seller has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that a voluntary or involuntary application for relief by Olympic Financial under any Insolvency Law will result in consolidation of the assets and liabilities of the Seller with those of Olympic Financial. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a Certificate of Incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors and the holders of at least 66 2/3% of its outstanding common stock). The Seller's Certificate of Incorporation includes a provision that requires the Seller to have at least one director who qualifies under the Certificate of Incorporation as an "Independent Director." The Seller has no intention of filing a voluntary petition under Insolvency Laws unless its own financial affairs merit such action.

                             OLYMPIC FINANCIAL LTD.

    Olympic Financial purchases, securitizes and services consumer automobile loans originated primarily by new car dealers affiliated with major foreign and domestic manufacturers. Olympic Financial provides an alternative and independent source of financing to automobile dealers for their customers' purchases of new and used automobiles. Olympic Financial attempts to meet the needs of dealers through consistent underwriting and loan purchasing practices, extended operating hours, competitive interest rates, a dedicated customer service staff, fast turn-around of loan applications, promotions and systems designed to expedite processing of loan applications.

    Since the Company's inception in March 1990, the Company has established 17 regional buying centers and expanded its dealer network to include more than 7,000 dealers in 38 states. The Company's regional buying centers are located in Phoenix, Arizona; Sacramento, California; San Diego, California; Denver, Colorado; Orlando, Florida; Atlanta, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; St. Louis, Missouri; Buffalo, New York; Charlotte, North Carolina; Cincinnati, Ohio; Nashville, Tennessee; Dallas, Texas; Houston, Texas; San Antonio, Texas; and Seattle, Washington.

    Olympic Financial purchases a Loan from a dealer only after Olympic Financial has reviewed and approved a customer's credit application in accordance with Olympic Financial's underwriting policies and procedures. See "The Receivables -- Underwriting." Olympic Financial accumulates the automobile loans it purchases and then sells them to a trust, which in turn sells asset-backed securities to investors (a "securitization"). Prior to each securitization, Olympic Financial funds the acquisition of loans primarily through warehouse facilities with financial institutions and institutional lenders.

    Olympic Financial is a Minnesota corporation. Olympic Financial's principal executive offices are located at Olympic Financial Center, 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, and its telephone number is
(612) 942-9880.

                                THE CERTIFICATES

GENERAL

    With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into between the Seller, Olympic Financial and the Owner Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

    Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities -- Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Owner Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

    The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                                   THE NOTES

GENERAL

    A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary may be supplemented or superseded in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

    Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities -- Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

    In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

THE INDENTURE

    A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

    MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. Each Trust and related Indenture Trustee (on behalf of such Trust) may, with the consent of the Security Insurer, if any (prior to an Insurer Default), but without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

    MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the Security Insurer, if any (prior to an Insurer Default), and the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

    Without the consent of the Security Insurer, if any (prior to an Insurer Default), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the Final Scheduled Payment Date, if any, for such class) will generally be determined by amounts available to be deposited in the

Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Payment Date, and then not until such Final Scheduled Payment Date for such class of Notes.

    Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

    Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

    No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(iv) the Indenture Trustee has for 60 days failed to institute such proceeding,
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) in the case of a series of Securities with respect to which a Policy is issued, an Insurer Default shall have occurred and be continuing.

    If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Owner Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Security Insurer, if any (prior to an Insurer Default), has consented to such merger or consolidation, and (vi) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

    Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

    No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

    ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). The Seller may also remove the Indenture Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

    Unless otherwise provided in the related Prospectus Supplement, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

    Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

    Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

    With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

    With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Owner Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Owner Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

    DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

    Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

    On or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

        (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

        (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

       (iii) the Certificate Balance and the Certificate Pool Factor for each class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

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
        (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

        (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

        (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related Policy or other form of credit enhancement, if any; and

       (vii) such other information as may be specified in the related Prospectus Supplement.

    Each amount set forth pursuant to subclauses (i), (ii), (iv), (vi) and (vii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

    Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Owner Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "-- Book-Entry Registration" above.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Owner Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                TRUST DOCUMENTS

    Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from Olympic Financial, and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Seller will sell and assign such Receivables to a Trust and the Servicer will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreement and the Trust Documents. Where particular provisions or terms used in the Purchase Agreement and the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

    On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, Olympic Financial will enter into a Purchase Agreement with the Seller pursuant to which Olympic Financial will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, Olympic Financial will agree that, upon the occurrence of a Repurchase Event under the related Trust Documents with respect to any of the Receivables of a Trust, the Owner Trustee on behalf of the Security Insurer (if any) and the Certificateholders will be entitled to require Olympic Financial to repurchase such Receivables from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee on behalf of the Security Insurer (if any) and the Certificateholders. In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any.

    On the Closing Date, the Seller will sell and assign to the Owner Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such sale and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

    Unless otherwise specified in the related Prospectus Supplement, in the Purchase Agreement, Olympic Financial will warrant to the Seller and the Owner Trustee, and in the Trust Documents, the Seller will warrant to the Owner Trustee, among other things, that (except as otherwise specified in the related Prospectus Supplement): (i) each Receivable (A) has created or will create a valid, binding and enforceable first priority security interest in favor of Olympic Financial in the Financed Vehicle (and, within 180 days after the Closing Date, all title documents to the Financed Vehicles will show Olympic Financial as first lienholder), which security interest has been validly assigned by Olympic Financial to the Seller and by the Seller to the Owner Trustee, (B) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by Olympic Financial from such Dealer under an existing Dealer Agreement with Olympic Financial and was validly assigned by such Dealer to Olympic Financial, (C) contains customary and enforceable provisions adequate to enable realization against the collateral security and (D) except for any Balloon Payment Receivables, is a fully amortizing simple interest receivable which provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term; (ii) no selection procedures adverse to the

Securityholders were utilized in selecting the Receivables from those receivables owned by Olympic Financial which meet the selection criteria contained in the Trust Documents; (iii) all requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Receivables and each and every sale of the Financed Vehicles have been complied with in all material respects; (iv) each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act");
(v) (A) immediately before the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party, (B) immediately after the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party or, in each case, all necessary and appropriate action has been commenced and will be completed within 180 days that would result in such a security interest and (C) as of the Cutoff Date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a Financed Vehicle (each, a "Lien") which are or may be Liens prior or equal to the Lien of the related Receivable; (vi) there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the Cutoff Date, no Financed Vehicle had been repossessed; (vii) immediately prior to the conveyance of the Receivables to the Seller, Olympic Financial had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; immediately prior to the conveyance of the Receivables to the Trust, the Seller had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; and upon conveyance of the Receivables by the Seller to the Trust pursuant to the Trust Documents, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Lien; (viii) no Dealer has a participation in or other right to receive proceeds of any Receivable, and neither Olympic Financial nor the Seller has taken any action to convey any right to any person that would result in such person having a right to payments received with respect to any Receivable; (ix) neither Olympic Financial nor the Seller has done anything to convey any right to any person that would impair the rights of the Trust, the Certificateholders or the Noteholders in any Receivable or the proceeds thereof; (x) each Receivable was originated by a Dealer and was sold by the Dealer to Olympic Financial without any fraud or misrepresentation on the part of such Dealer; (xi) no Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof;
(xii) no Receivable is assumable by another person in a manner that would release the Obligor thereof from such Obligor's obligations to Olympic Financial with respect to such Receivable; (xiii) no Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Purchase Agreement or the Trust Documents or pursuant to transfers of the Securities; (xiv) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in the Receivables will have been made, taken or performed; (xv) there exists a Receivable File pertaining to each Receivable, and such Receivable File contains (A) the fully executed original of the Receivable, (B) a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof, (C) the original lien certificate or application therefor and (D) a credit application signed by the Obligor, or a copy thereof; each of such documents required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete Receivable File for each Receivable is in the possession of a custodian; (xvi) there is only one original executed copy of each Receivable;
(xvii) the Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of New York and Minnesota; (xviii) each Receivable was entered into by an Obligor who at the Cutoff Date had not been identified on the records of Olympic Financial as being the subject of a current bankruptcy proceeding; (xix) the computer tape containing information with respect to the Receivables that was made available by the Seller to the Owner Trustee on the Closing Date and was used to select the Receivables (the "Computer Tape") was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables; (xx) by the Closing Date, the portions of the electronic master record of retail installment sale contracts and promissory notes of Olympic Financial (the "Electronic Ledger") relating to the Receivables will have been clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Trust Documents; (xxi) the information set forth in the Schedule of Receivables was produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date; (xxii) as of the Closing Date, each Financed Vehicle was covered by a comprehensive and collision insurance policy (A) in an amount at least equal to the lesser of (1) its maximum insurable value or (2) the principal amount due from the Obligor under the related Receivable, (B) naming Olympic Financial as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no Financed Vehicle was or had previously been insured under a policy of force-placed insurance; (xxiii) no Receivable has been satisfied, subordinated or rescinded; the Financed Vehicle securing each Receivable has not been released from the lien of the related Receivable in whole or in part; and no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the Receivable File;
(xxiv) no Receivable is subject to any right of rescission, set-off, counterclaim or defense; (xxv) no Receivable was more than 30 days past due as of the Cutoff Date and (xxvi) each Receivable had a remaining principal balance as of the Cutoff Date equal to or greater than $500.00.

    The warranties of Olympic Financial and the Seller will be made as of the execution and delivery of each Purchase Agreement and the related Trust Documents and will survive the sale, transfer and assignment of the related Receivables and other Trust Property to the Trust but will speak only as of the date made.

    In the event of a breach by Olympic Financial of any representation or warranty made by it in a Purchase Agreement with respect to a Receivable that materially and adversely affects the interests of the Securityholders, the Security Insurer (if any) or the Trust in that Receivable (any such breach by Olympic Financial being a "Repurchase Event"), Olympic Financial, unless it cures the breach by the second Accounting Date after the date on which Olympic Financial becomes aware of or receives written notice from the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, or the Servicer of such breach, will be obligated to repurchase the Receivable from the Trust. Any such repurchase shall be made on the Deposit Date immediately following such second Accounting Date at a price equal to the Purchase Amount as of such second Accounting Date. The "Purchase Amount" of any Receivable means, with respect to any Accounting Date, the outstanding principal balance of such Receivable as of such Accounting Date, plus accrued and unpaid interest thereon. The "Deposit Date" with respect to any Distribution Date is the Business Day immediately preceding the Determination Date for such Distribution Date. An "Accounting Date" is the last day (whether or not a Business Day) of any calendar month. This repurchase obligation may be enforced by the Security Insurer (if any), or by the Owner Trustee or the Indenture Trustee on behalf of the Certificateholders and the Noteholders, respectively, and will constitute the sole remedy available to the Certificateholders, the Noteholders, the Security Insurer (if any), unless otherwise specified in the related Prospectus Supplement, the Owner Trustee or the Indenture Trustee against Olympic Financial or the Seller for any such uncured breach, except that pursuant to the Trust Documents, Olympic Financial will indemnify the Owner Trustee, the Indenture Trustee, the Trust, the Backup Servicer, the Collateral Agent, the Security Insurer (if any), and the Certificateholders and Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

    Upon the purchase by Olympic Financial of a Warranty Receivable, the Owner Trustee will convey such Receivable and the related Trust Property to Olympic Financial.

CUSTODY OF RECEIVABLE FILES

    Unless otherwise specified in the related Prospectus Supplement, Olympic Financial initially will be appointed to act as custodian for the Receivable Files of each Trust. Prior to any such appointment, the Trust and Olympic Financial or such other institution specified in the related Prospectus Supplement, as the case may be, shall enter into a custodian agreement pursuant to which Olympic Financial or such other institution will agree to hold the Receivable Files on behalf of the related Trust. Any such custodian agreement may be terminated by the Trust and, if Olympic Financial is custodian, by the Security Insurer, on 30 days' notice to

Olympic Financial or such other institution or, in the case of termination by the Security Insurer of Olympic Financial as custodian, immediately. If Olympic Financial resigns or is terminated as the Servicer, any custodian agreement with Olympic Financial shall terminate at the same time.

    The Receivable Files, if held by Olympic Financial as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Receivables -- Rights in the Receivables."

COLLECTIONS

    With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Owner Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Owner Trustee will establish and maintain for each series an account, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if
any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

    Each Designated Account will be an Eligible Account maintained with the Owner Trustee, the Indenture Trustee and/or other depository institutions. An "Eligible Account" is (i) a segregated trust account that is maintained with the corporate trust department of a depository institution (acceptable to the Security Insurer, if any, unless otherwise specified in the related Prospectus Supplement) or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's (the "Required Deposit Rating"), and that is acceptable to the Security Insurer, if any (prior to an Insurer Default, unless otherwise specified in the related Prospectus Supplement). On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Receivables received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date (plus amounts on deposit in the Lockbox Account (as defined below) on such second Business Day).

    Unless otherwise specified in the related Prospectus Supplement, Olympic Financial will take (or will have taken) steps to cause all payments by Obligors on the Receivables held by any Trust to be made by check mailed to a bank (initially Harris Trust and Savings Bank, unless otherwise provided in the related Prospectus Supplement) acting as agent for the Owner Trustee and for other owners of automobile receivables serviced by Olympic Financial (the "Lockbox Bank"). Unless otherwise specified in the related Prospectus Supplement, the identity of the Lockbox Bank may be changed at any time by the Security Insurer, if any (prior to an Insurer Default). Unless otherwise specified in the related Prospectus Supplement, all payments by check on the Receivables and all payments made by automatic deduction from Obligors' checking accounts will be deposited in a segregated account maintained by the Lockbox Bank (the "Lockbox

Account") and will be transferred by the Lockbox Bank into the Collection Account within two Business Days of receipt. If the Servicer continues to receive payments from any Obligor other than to the Lockbox Account, the Servicer will take reasonable action to cause the Obligor to make such payments to the Lockbox Account, including sending additional instruction letters to such Obligor.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit all payments on the Receivables held by any Trust received directly by the Servicer from Obligors and all proceeds of Receivables collected directly by the Servicer during each Monthly Period into the Collection Account not later than the Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer and the Security Insurer, if any (prior to an Insurer Default), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Olympic Financial and the Servicer will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Warranty Receivable or Administrative Receivable to be purchased by it as of the related Accounting Date.

    For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in "Eligible Investments," consisting (unless otherwise specified in the related Prospectus Supplement) of: interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's; demand or time deposits, certificates of deposit of and certain other obligations of domestic depositary institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's; certain repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's; certain corporate debt securities assigned the highest credit rating by S&P and Moody's; certain commercial paper rated in the highest credit rating category by S&P and Moody's; and certain other securities meeting the criteria specified in the related Trust Documents. Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date or Payment Date, as the case may be, for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Owner Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

    Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Receivable (other than late fees or certain other similar fees or charges) received during a Monthly Period and Purchase Amounts deposited with the Owner Trustee prior to a Distribution Date will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Receivable, and then to interest and principal on the Receivable in accordance with the terms of the Receivable.

    As an administrative convenience and subject to certain conditions specified in the Trust Documents, the Servicer will be permitted to make deposits of amounts actually collected by it in a Monthly Period net of distributions to be made to it with respect to such Monthly Period, which amounts may be netted prior to any such remittance for the Monthly Period. The Servicer will account, however, to the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, the Certificateholders and the Noteholders as if all such deposits and distributions were made individually. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Monthly Period, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Receivables owned or serviced by it, to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in the related Trust Documents that it will not extend the monthly payments under a Receivable more than a maximum of three months in the aggregate and that the cumulative extensions with respect to any Receivable will not cause the term of such Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Except for the extensions described above and except for changes in the day of the month on which the due date of a Receivable occurs or the reamortization of scheduled payments following a partial principal prepayment, the Servicer cannot, without the consent of the Security Insurer, if any (prior to an Insurer Default) and, subject to the exceptions, if any, specified in the related Prospectus Supplement, otherwise agree to amend or modify any Receivable. Unless otherwise specified in the related Prospectus Supplement, the Servicer may, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to certain other conditions, agree to modify a Receivable to avoid a prepayment by the Obligor, provided that such modification may not cause the APR on such Receivable to be below a rate equal to the highest Interest Rate or Pass-Through Rate on the related Securities plus 1.5%, nor may such modification cause the term of the modified Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Under current Proposed Treasury Regulations, depending on the characterization of the related Trust for federal income tax purposes, no such modification of a Receivable may change the APR by more than .25%. The Servicer will also covenant that it will not release a Financed Vehicle from the security interest granted by the Receivable except when the Receivable has been paid in full or as otherwise contemplated by the Trust Documents.

    Except as otherwise provided in the related Prospectus Supplement, upon the discovery by any of the Servicer, the Security Insurer, if any, the Owner Trustee or the Indenture Trustee, or receipt of written notice by the Servicer of any breach by the Servicer of certain of its covenants that materially and adversely affects the interests of a Trust, the Security Insurer (if any) or the related Securityholders in a Receivable (an "Administrative Receivable"), unless such breach shall have been cured by the second Accounting Date following the Servicer's discovery or receipt of written notice of such breach, the Servicer will be required to purchase the related Receivable for the Purchase Amount on the related Deposit Date. The purchase obligation will constitute the sole remedy available to the Security Insurer (if any), the Certificateholders, the Owner Trustee on behalf of Certificateholders, the Noteholders or the Indenture Trustee on behalf of Noteholders against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Trust Documents.

    Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Receivable, but in no event later than the day on which any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable. The Servicer may repossess and sell the Financed Vehicle securing such Receivable at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under "-- Collections."

    The Trust Documents will provide that the Servicer will indemnify and defend the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

    Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount equal to the product of one-twelfth of the Servicing Rate and the Aggregate Principal Balance as of the first day of such Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Receivables or applicable law. Unless otherwise provided in the related Prospectus Supplement, the "Servicing Rate" will equal 1.00% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Receivables prior to distributions to Certificateholders and Noteholders. Unless otherwise specified in the related Prospectus Supplement, a "Monthly Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.

    Olympic Financial, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Owner Trustee, the Indenture Trustee, the Lockbox Bank, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders and the Security Insurer (if any)), except certain expenses incurred in connection with realizing upon the Receivables.

MONTHLY ADVANCES

    Unless otherwise provided in the related Prospectus Supplement, if the amount deposited in the related Collection Account allocable to interest with respect to any Receivable in any Monthly Period is less than the full amount of interest accrued on such Receivable for the number of calendar days in such Monthly Period (calculated according to the method specified in the related retail installment sale contract or promissory note at the APR on the Principal Balance of such Receivable as of the Accounting Date preceding such Distribution
Date), the Servicer will make a Monthly Advance equal to the amount of such shortfall. The Servicer will be reimbursed for any Monthly Advances from subsequent payments or collections relating to the Receivable or from the Purchase Amount of such Receivable, or in the case of a Liquidated Receivable, from Liquidation Proceeds of such Receivable. If such Receivable becomes a Liquidated Receivable and such Liquidation Proceeds are insufficient fully to reimburse the Servicer, the Servicer will be entitled to be reimbursed from collections on other Receivables. If, by reason of reimbursement of the Servicer for Monthly Advances, there is a deficiency in a Scheduled Payment, the Servicer will be obligated to advance the deficiency, subject to the limitations described above.

DISTRIBUTIONS

    With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

CREDIT ENHANCEMENT

    The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of credit enhancement is intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

    The Trust Documents will require the Servicer to cause a firm of independent certified public accountants to furnish to the Owner Trustee and the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, on or before March 31 of each year (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year), beginning on the first March 31 after the Closing Date, with respect to the twelve months ended the immediately preceding December 31 or other fiscal year-end (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement addressed to the Board of Directors of the Servicer, to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer, if any, as to compliance by the Servicer during such period with certain standards relating to the servicing of the Receivables set forth in the Trust Documents. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities -- Statements to Securityholders" above.

    The Trust Documents will also provide for delivery to the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, if any, and the Backup Servicer, on or before March 31 (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year) of each year, beginning on the first March 31 following the Closing Date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the Servicer (each, a "Servicer Responsible Officer"), dated as of December 31 of such year (or such other date on which the Servicer's fiscal year ends), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under the Trust Documents has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Trust Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities -- Statements to Securityholders" above.

CERTAIN MATTERS REGARDING THE SERVICER

    Unless otherwise provided in the related Prospectus Supplement, if a Policy has been issued with respect to a series of Securities, Olympic Financial's appointment as Servicer under the related Trust Documents will run for successive 90-day periods, subject to renewal by the Security Insurer, if any (prior to an Insurer Default). It is expected that the Security Insurer (if any) will renew Olympic Financial's appointment as Servicer until such time, if any, as a Servicer Termination Event shall have occurred. Unless otherwise provided in the related Prospectus Supplement, if an Insurer Default occurs or if no Policy is issued with respect to a series, Olympic Financial's appointment as Servicer under the related Trust Documents will continue until such time as it resigns, is terminated as Servicer, or until such time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Owner Trustee, the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default)), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until the Backup Servicer or other successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

    Unless otherwise provided in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeding to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, (ii) immediately after giving effect to such transaction, no Servicer Termination Event, no event of default under the agreement (if any), providing for the issuance of the Policy (the "Insurance Agreement") (prior to an Insurer Default) and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event or an event of default under the related Insurance Agreement, if any (prior to an Insurer Default), shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer (if any) an officers' certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with the related Trust Documents and that all conditions precedent provided for in the Trust Documents relating to such transaction have been complied with, and (iv) the Servicer shall have delivered an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Owner Trustee and the Indenture Trustee in the Receivables and the other Trust Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

INDEMNIFICATION AND LIMITS ON LIABILITY

    Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders or the Security Insurer, if any, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

    The Servicer may, with the prior consent of the Security Insurer, if any (prior to an Insurer Default), the Owner Trustee, the Indenture Trustee, if any, and the Backup Servicer, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Financed Vehicles through subcontractors who are in the business of servicing automotive receivables. The Servicer may also perform other specific duties through subcontractors, with the prior consent of the Security Insurer, if any (prior to an Insurer Default); provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

SERVICER TERMINATION EVENTS

    Unless otherwise provided in the related Prospectus Supplement, "Servicer Termination Events" under the Trust Documents will consist of (i) any failure by the Servicer to deliver to the Owner Trustee for distribution to Certificateholders or the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as Olympic Financial is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Owner Trustee, the Indenture Trustee or the Security Insurer (if any), or after discovery of such failure by a responsible officer of the Servicer; (ii) any failure by the Servicer to deliver to the Owner Trustee and the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default), certain reports required by the Trust Documents by the fourth Business Day prior to the related Distribution Date; (iii) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as Olympic Financial is the Servicer, the Purchase Agreement), which failure (A) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under any Policy) or of the Security Insurer, if any (prior to an Insurer Default), and (B) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder); (iv)(A) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law (the "Bankruptcy Laws"), and such case is not dismissed within 60 days; or (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller; (v) the commencement by the Servicer or the Seller of a voluntary case under any Bankruptcy Law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of the Servicer's or the Seller's property or the making by the Servicer or the Seller of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing; (vi) any representation, warranty or statement of the Servicer made in the Trust Documents or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any Policy) on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or (vii) if applicable, unless an Insurer Default shall have occurred and be continuing, the occurrence of an event of default under the Insurance Agreement.

    Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Security Insurer, if any (or, if no Policy was issued with respect to such series or an Insurer Default shall have occurred and be continuing, the Owner Trustee, the Indenture Trustee (if any), or a Certificate Majority or a Note Majority), by notice then given in writing to the Servicer (and to the Owner Trustee and the Indenture Trustee if given by the Security Insurer or the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Backup Servicer, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Backup Servicer or other successor Servicer. In addition to any other amounts that are then payable to the outgoing Servicer under the related Trust Documents, the Servicer shall then be entitled to receive reimbursements for any outstanding Monthly Advances. The Owner Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

    On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to the series, the Security Insurer may (prior to an Insurer Default) exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a person other than the Backup Servicer named in the related Prospectus Supplement. Notwithstanding the above, if the Backup Servicer shall be legally unable or shall be unwilling to act as Servicer, and if an Insurer Default shall have occurred or if no Policy was issued with respect to such series, the Owner Trustee, the Indenture Trustee, a Certificate Majority or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending any such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. "Eligible Servicer" means a person which, at the time of its appointment as Servicer, (A) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (B) is legally qualified and has the capacity to service the Receivables, (C) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables in accordance with high standards of skill and care, and (D) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the related Trust Documents or otherwise has available software which is adequate to perform its duties and responsibilities under such Trust Documents.

    Any successor Servicer shall be entitled to such compensation payable out of the Collection Account as the outgoing Servicer would have been entitled to under the Trust Documents if the outgoing Servicer had not resigned or been terminated.

    Upon any termination of, or appointment of a successor to, the Servicer, the Owner Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register, to the Security Insurer, if any (prior to an Insurer Default) and to each Rating Agency.

    Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to a series, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority or Note Majority) may waive any Servicer Termination Event.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Owner Trustee and the Indenture Trustee, if any, with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to the Seller, Olympic Financial or the Servicer) reasonably satisfactory to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by the Seller, the Servicer and the Owner Trustee and the Indenture Trustee (if any), with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the

Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, the Trust and the respective obligations of the Seller, the Servicer, the Security Insurer (if any), the Owner Trustee and the Indenture Trustee pursuant to the related Trust Documents will terminate upon the later of
(i) the Distribution Date or Payment Date, as the case may be, immediately following the maturity or other liquidation of the last Receivable (including the Seller's or Servicer's purchase of the Receivables, as described below) or
(ii) payment to Certificateholders and Noteholders of all amounts required to be paid to them pursuant to the related Trust Documents and the related Indenture and the payment to the Security Insurer, if any, of all amounts payable or reimbursable to it pursuant to the related Insurance Agreement, if any, and in either case there shall be delivered to the Owner Trustee and the Indenture Trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (i) or (ii) above.

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expense, the Seller and Servicer each will be permitted, at its option (with the consent of the Security Insurer, if any (prior to an Insurer Default), if such purchase would result in a claim on the Policy or in an amount owing to the Security Insurer under the Insurance Agreement remaining unpaid), to purchase from the Trust, on any Distribution Date immediately following an Accounting Date as of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Receivables in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

    If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the sole remaining General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes (if any) and prepayment of the Certificates following the winding-up of the affairs of the related Trust, unless within such 90 days holders of 100% of the Certificates of such series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the General Partner, and the Owner Trustee is able to obtain an opinion of counsel satisfactory to the Security Insurer (if any) to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

    Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Owner Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Owner Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Owner Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee, with the consent of the Servicer and the Security Insurer, if any (so long as an Insurer Default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the related Trust Documents will be conferred or imposed upon the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Owner Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

    The Owner Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). The General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer may also remove the Owner Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Owner Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE OWNER TRUSTEE

    The Owner Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Receivables, the Policy, if any, or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Receivables prior to deposit in the related Collection Account.

    The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Owner Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

    The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Owner Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Owner Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings. Certificateholders and Noteholders will not have the right to make a claim directly under any Policy issued with respect to such series, but in the event that the Owner Trustee or the Indenture Trustee fails to make such a claim, Certificateholders and Noteholders may compel the Owner Trustee or the Indenture Trustee, as applicable, to do so.

THE BACKUP SERVICER

    The Backup Servicer for each Trust will be specified in the related Prospectus Supplement, although the Security Insurer, if any (prior to an Insurer Default), may exercise its right at any time to appoint another Backup Servicer. While Olympic Financial is the Servicer, the Backup Servicer will not be liable or responsible for any obligation of the Servicer, and the Certificateholders and Noteholders may look only to Olympic Financial to perform such obligations. The Backup Servicer will be required to verify the monthly Servicer's Certificate each month, to notify the Certificateholders, Noteholders and the Security Insurer (if any) of any item that appears substantially out of the ordinary, and to seek a written explanation thereof from the Servicer; however, neither the Owner Trustee nor the Backup Servicer will be required to otherwise monitor the Servicer. Upon the Servicer's receipt of a termination notice after the occurrence of a Servicer Termination Event, the Backup Servicer will automatically become the Servicer, unless the Security Insurer, if any (prior to an Insurer Default), shall have appointed a different Backup Servicer or successor Servicer. To facilitate the transfer of servicing responsibility, the Servicer will deliver to the Owner Trustee and the Backup Servicer each month a computer tape containing information with respect to the Receivables.

ADMINISTRATOR

    If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

    The Receivables are "chattel paper" as defined in the UCC as in effect in the States of Minnesota and New York. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Receivables will be filed by Olympic Financial and the Seller in Minnesota. In addition, the documents evidencing the Receivables initially will be held by the Custodian specified in the related Prospectus Supplement on behalf of the related Trust.

    The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Receivables and the proceeds thereof. Olympic Financial will warrant in each Purchase Agreement with respect to the Receivables held by the related Trust, and in the related Trust Document the Seller will assign the right to enforce such warranties to the Owner Trustee on behalf of such Trust and the Owner Trustee will pledge such right to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Receivables have not been sold, pledged or assigned by Olympic Financial or the Seller to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Receivables to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Liens. In the event of an uncured breach of any of such warranties in a Purchase Agreement that materially and adversely affects the related Trust's, Certificateholders' or Noteholders' interest in any Receivable (a "Repurchase Event"), Olympic Financial will be obligated to repurchase such Receivable.

    Unless otherwise provided in the related Prospectus Supplement, Olympic Financial will hold the Receivable Files on behalf of each Trust under a custodian agreement with the Trust. The Receivable Files, if held by Olympic Financial as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Description of the Purchase Agreements and the Trust Documents -- Custody of Receivable Files."

SECURITY INTERESTS IN THE FINANCED VEHICLES

    Security interests in the Financed Vehicles must be perfected by notation of the secured party's lien on the certificate of title or by such notation on or actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. The practice of Olympic Financial is to take such action as is required to perfect its security interest under the laws of the state in which the Financed Vehicle is registered. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Financed Vehicle and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicles, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. However, such failure would give rise to a Repurchase Event and obligate Olympic Financial to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

    Pursuant to the related Trust Document, the Seller will assign the security interests in the Financed Vehicles assigned to it by Olympic Financial under the related Purchase Agreement to the Owner Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of Olympic Financial, the Seller, the Owner Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title (or other lien certificates) to identify the Owner Trustee (or the Seller) as the new secured party and, accordingly, Olympic Financial will continue to be named as the secured party on the certificates of title (or other lien certificate) relating to the Financed Vehicles. Further, the Servicer will be required to note the interest of the related Trust on the certificates of title for the Financed Vehicles only upon a Servicer Termination Event, or in an event of default under the Insurance Agreement, if any (prior to an Insurer Default), or (under certain circumstances and unless an Insurer Default shall have occurred and be continuing) at the request of the Security Insurer, if any. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of Olympic Financial on the certificate of title should be sufficient to protect the related Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the related Financed Vehicle. However, in the absence of such an amendment, the security interest of the related Trust in the related Financed Vehicles might be defeated by, among others, the trustee in bankruptcy of Olympic Financial or the Obligor. However, such failure would give rise to a Repurchase Event and obligate Olympic Financial to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

    In most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a different state and thereafter until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly, the secured party must surrender possession if it holds the certificate of title to such vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

    In the ordinary course of servicing its receivables portfolio, it is the practice of Olympic Financial to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, Olympic Financial must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the related Trust Document, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interest in such Financed Vehicle, and the failure to take such steps would obligate the Servicer to purchase the related Receivable if such failure materially and adversely affects the interests of the related Certificateholders, Noteholders and Trust in such Receivables.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. The Seller in the related Trust Document (and Olympic Financial in the related Purchase Agreement) will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Receivable held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller (or Olympic Financial), as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Receivable. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the Owner Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither Olympic Financial nor the Servicer will be required to repurchase or purchase the related Receivable.

REPOSSESSION

    In the event of default by an Obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by Olympic Financial in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The Servicer will be required to indemnify the related Trust for any liability imposed upon such Trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the related Receivables. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Olympic Financial generally seeks to recover any deficiency existing after repossession and sale of a Financed Vehicle.

    Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the vehicle, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the motor vehicle.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

    Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act (the "Odometer Act"), the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

    In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts and promissory notes pursuant to which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce consumer finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

    The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Receivables, will be subject to claims or defenses, if any, that the purchaser of the related Financed Vehicle may assert against the seller of such vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

    In addition, with respect to used vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a Buyer's Guide or odometer disclosure statement was not provided to the purchaser of a Financed Vehicle, the purchaser may be able to assert a defense as to a retail installment sales contract or promissory note against the seller of the motor vehicle.

    Under the Texas Credit Code ("TCC") non-bank retail installment sellers and their assignees are required to register with the Office of Consumer Credit Commissioner of Texas. The TCC, like the UCCC, imposes disclosure and substantive requirements on the sellers and any subsequent holder of such contracts and imposes monetary penalties for violations thereof.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    The Seller will warrant in the related Trust Document (and Olympic Financial will warrant in the related Purchase Agreement) that as of the date of origination each Receivable held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Receivable were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate Olympic Financial to repurchase the Receivable unless the breach were cured. Under each Purchase Agreement, Olympic Financial will be required to indemnify the related Trust for any liability resulting from the failure of a Receivable to be in compliance with all requirements of law. See "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of the Receivables."

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of Securities will be discussed in the related Prospectus Supplement. Such discussion will not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

    Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

    In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

    Each Underwriting Agreement will provide that Olympic Financial and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

    The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

    Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by Mayer, Brown & Platt, New York, New York.

                             INDEX OF DEFINED TERMS

TERM                                                                     PAGE
--------------------------------------------------------------------  ----------
Accounting Date.....................................................      28
Administration Agreement............................................      39
Administrative Receivables..........................................    11, 31
Aggregate Principal Balance.........................................      7
APR.................................................................      15
Backup Servicer.....................................................      3
Balloon Payment Receivable..........................................      16
Bankruptcy Laws.....................................................      35
Certificateholders..................................................      3
Certificate Distribution Account....................................      29
Certificate Majority................................................      24
Certificate Owners..................................................      9
Certificate Pool Factor.............................................      16
Certificates........................................................      1
Collection Account..................................................      7
Commission..........................................................      2
Computer Tape.......................................................      27
Cutoff Date.........................................................      1
Dealer Agreements...................................................      12
Dealer Assignments..................................................      12
Dealers.............................................................      5
Deposit Date........................................................      28
Depository..........................................................      18
Definitive Certificates.............................................      24
Definitive Notes....................................................      24
Designated Accounts.................................................      29
Distribution Date...................................................      18
DTC.................................................................      1
Eligible Account....................................................      29
Eligible Investments................................................      30
Electronic Ledger...................................................      28
Eligible Servicer...................................................      36
Events of Default...................................................      20
Exchange Act........................................................      2
ERISA...............................................................      43
Financed Vehicles...................................................      5
FTC.................................................................      42
Indenture...........................................................      1
Indenture Trustee...................................................     1, 3
Indirect participants...............................................      23
Insolvency Laws.....................................................      10
Insurance Agreement.................................................      34
Insurer Default.....................................................      8
Interest Rate.......................................................      5
Lien................................................................      27
Liquidated Receivable...............................................      15
Liquidation Proceeds................................................      7
Loan................................................................      12
Lockbox Account.....................................................      29
Lockbox Bank........................................................      29
Monthly Advance.....................................................      7
Monthly Period......................................................      32
NADA................................................................      13
Note Distribution Account...........................................      29
Note Majority.......................................................      20

TERM                                                                     PAGE
--------------------------------------------------------------------  ----------
Note Owners.........................................................      9
Note Pool Factor....................................................      16
Noteholders.........................................................      4
Notes...............................................................      1
Obligor.............................................................      7
Odometer Act........................................................      42
Olympic Financial...................................................      1
Owner Trustee.......................................................     1, 3
Participants........................................................      23
Pass-Through Rate...................................................      3
Payment Date........................................................      19
Plan Assets Regulation..............................................      44
Policy..............................................................      6
Pooling and Servicing Agreement.....................................      1
Pre-Funded Amount...................................................      6
Pre-Funding Account.................................................      4
Pre-Funding Period..................................................      4
Prospectus Supplement...............................................      1
Purchase Agreement..................................................    6, 26
Purchase Amount.....................................................      28
Rating Agency.......................................................      9
Receivable Files....................................................      12
Receivables.........................................................     1, 5
Receivables Pool....................................................      5
Registration Statement..............................................      2
Related Documents...................................................      22
Relief Act..........................................................      27
Repurchase Event....................................................  6, 8, 28,
                                                                          39
Required Deposit Rating.............................................      29
Rules...............................................................      23
Sale and Servicing Agreement........................................      1
Scheduled Payment...................................................      15
Schedule of Receivables.............................................      26
Securities..........................................................      1
Securitization......................................................      17
Security Insurer....................................................      6
Securityholders.....................................................      2
Seller..............................................................     1, 3
Servicer............................................................      3
Servicer Responsible Officer........................................      33
Servicer's Certificate..............................................      24
Servicer Termination Events.........................................      35
Servicing Fee.......................................................      7
Servicing Rate......................................................      32
Strip Certificates..................................................      4
Strip Notes.........................................................      5
Subsequent Receivables..............................................     1, 6
TCC.................................................................      43
Trust...............................................................     1, 3
Trust Agreement.....................................................      1
Trust Documents.....................................................    1, 26
Trust Property......................................................     1, 5
UCC.................................................................      10
Underwriting Agreement..............................................      44
Warranty Receivables................................................      11

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OLYMPIC FINANCIAL, THE SELLER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Reports to Securityholders................................................  S-3
Incorporation of Certain Documents by Reference...........................  S-3
Summary of the Terms of the Securities....................................  S-5
Risk Factors..............................................................  S-16
Use of Proceeds...........................................................  S-19
The Trust.................................................................  S-19
The Trust Property........................................................  S-20
The Receivables Pool......................................................  S-20
Olympic Financial Ltd.....................................................  S-25
Financial Security Assurance Inc..........................................  S-26
Description of the Notes..................................................  S-28
Description of the Certificates...........................................  S-30
Description of the Purchase Agreements and the Trust Documents............  S-32
The Policies..............................................................  S-39
Certain Federal Income Tax Consequences...................................  S-42
ERISA Considerations......................................................  S-48
Underwriting..............................................................  S-50
Legal Matters.............................................................  S-51
Experts...................................................................  S-51
Index of Defined Terms....................................................  S-52
                                   PROSPECTUS
Available Information.....................................................    2
Reports to Securityholders................................................    2
Incorporation of Certain Documents by Reference...........................    2
Prospectus Summary........................................................    3
Risk Factors..............................................................   10
The Trusts................................................................   11
The Receivables...........................................................   12
Yield and Prepayment Considerations.......................................   15
Pool Factor...............................................................   16
Use of Proceeds...........................................................   16
The Seller................................................................   17
Olympic Financial Ltd.....................................................   17
The Certificates..........................................................   18
The Notes.................................................................   18
Certain Information Regarding the Securities..............................   23
Description of the Purchase Agreements and the Trust Documents............   26
Certain Legal Aspects of the Receivables..................................   39
Certain Federal Income Tax Consequences...................................   43
ERISA Considerations......................................................   43
Plan of Distribution......................................................   44
Legal Matters.............................................................   44
Index of Defined Terms....................................................   45

                              -------------------

    UNTIL MARCH , 1997 ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               OLYMPIC AUTOMOBILE
                           RECEIVABLES TRUST, 1996-D

                                   $
            % CLASS A-1 MONEY MARKET AUTOMOBILE RECEIVABLES-BACKED NOTES

                                  $
                                    % CLASS A-2
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                                  $
                                     % CLASS A-3
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                                  $
                                    % CLASS A-4
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                                   $
                                    % CLASS A-5
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                                   $
                             % AUTOMOBILE RECEIVABLES-
                              BACKED CERTIFICATES

                              OLYMPIC RECEIVABLES
                                 FINANCE CORP.
                                    (SELLER)

                                     [LOGO]
                                   (SERVICER)

FULL AND TIMELY PAYMENT OF THE NOTEHOLDERS' DISTRIBUTABLE AMOUNT AND THE CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT ON EACH DISTRIBUTION DATE IS UNCONDITIONALLY AND IRREVOCABLY GUARANTEED PURSUANT TO FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY

   [LOGO]

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                            BEAR, STEARNS & CO. INC.

                               J.P. MORGAN & CO.

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